SCHEDULE 14A
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HCI GROUP, INC.
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Notice of 2023 Annual Meeting and Proxy Statement

April 28, 2023

Dear Fellow Shareholders:

Please join us for the HCI Group, Inc. Annual Meeting of Shareholders on Thursday, June 8, 2023, at 3:00 p.m. (Eastern time). Doors open at 2:30 p.m. We will host our meeting at our headquarters located east of downtown Tampa, at 3802 Coconut Palm Drive, Tampa, Florida 33619.

In 2022, HCI continued to make progress on our strategic priorities: growing TypTap Insurance Company, expanding our company footprint, and managing our balance sheet. In this year’s proxy statement, we discuss our financial highlights and frameworks for governance and compensation. We also expanded our disclosure around shareholder engagement and executive compensation. The Compensation Committee believes that additional disclosure around our multi-year awards under our long-term compensation program, the absence of any new awards in 2022, and our continuing research of new performance-based pay structures constitute meaningful action aimed at addressing concerns raised by shareholders in 2022. We look forward to continuing an active dialog with our shareholders through our ongoing outreach efforts.

Our proposals this year include:

•	To elect Class C Directors,

•	To ratify the appointment of external auditors, and

•	To approve, on an advisory basis, the compensation of the named executive officers

We value input from each of our shareholders and encourage you to vote your proxy. Please read the accompanying Proxy Statement and follow the voting instructions it contains so your votes will be counted.

On behalf of the Board of Directors of HCI Group, I thank you for your investment in HCI.

Sincerely,

Paresh Patel

Chairman of the Board

Chief Executive Officer

3802 Coconut Palm Drive

Tampa, Florida 33619

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Thursday, June 8, 2023

3 p.m. Eastern time

HCI Corporate Headquarters

3802 Coconut Palm Drive

Tampa, Florida 33619

The Annual Meeting of Shareholders of HCI Group, Inc. will be held at 3 p.m. Eastern time on Thursday, June 8, 2023 at HCI Corporate Headquarters, located at 3802 Coconut Palm Drive, Tampa, Florida 33619. Shareholders will be admitted beginning at 2:30 p.m. The principal purposes of the Annual Meeting will be to cover the following items of business:

1.	To elect Class C directors

2.	To ratify the appointment of FORVIS, LLP as our independent registered public accounting firm for the year ending December 31, 2023

3.	To approve, on an advisory basis, the compensation of our named executive officers

4.	To transact such other business that may properly come before the meeting or any adjournments or postponements thereof

You may vote if you were a shareholder of record as of April 12, 2023.

Our 2022 Annual Report to Shareholders, which is not a part of this Proxy Statement, is enclosed.

It is important that your shares be represented at the Annual Meeting and voted in accordance with your instructions. Please indicate your instructions by promptly signing and dating the enclosed proxy card and mailing it in the enclosed postage-paid, pre-addressed envelope, or by following the instructions on the proxy card for telephone or internet voting.

By Order of the Board of Directors,

Andrew L. Graham

Secretary and General Counsel

PROXY STATEMENT SUMMARY

This summary highlights information that can be found elsewhere in this Proxy Statement. It does not contain all the information that you should consider. You should read the entire Proxy Statement before voting.

Information About the Annual Meeting

Annual Meeting of Shareholders

Time/Date	3 p.m. Eastern time on Thursday, June 8, 2023

Place	HCI Corporate Headquarters, 3802 Coconut Palm Drive, Tampa, Florida 33619

Record Date	April 12, 2023

Mailing Date	We began mailing this Proxy Statement on or about May 2, 2023

Items of Business

Item	The Board’s Recommendation	Page

1) To elect Class C directors	Vote FOR All	8

2) To ratify the appointment of FORVIS, LLP as our independent registered public accounting firm for the year ending December 31, 2023	Vote FOR	27

3) To approve, on an advisory basis, the compensation of our named executive officers	Vote FOR	29

We do not anticipate that any other business matters will be brought before the meeting for a vote. However, if any other matters are presented, it is the intention of the persons named in the proxy card accompanying this proxy statement to vote the proxy as recommended by the Board of Directors or, if no recommendation is given, in their own discretion using their best judgment.

How to Vote

By Internet	By Phone	By Mail	In Person

www.proxyvote.com	Call the phone number listed on your proxy card	Follow the instructions on your proxy card	Vote by ballot at our Annual Meeting

Call the phone number listed on your proxy card or HCI’s proxy advisor, Alliance Advisors LLC, at 844-618-1694 (toll free in the United States).

HCI Group, Inc. 2023 Proxy Statement	1

PROXY STATEMENT SUMMARY

Annual Meeting Rules of Conduct

To ensure fair, orderly and constructive meetings, the Board of Directors has adopted rules of conduct for shareholder meetings, including that only shareholders of record as of the record date or their duly authorized representatives are entitled to vote or address the meeting; no one may address the meeting unless called upon by the presiding officer of the meeting; and the use of cameras, audio or video recording equipment, communications devices or similar equipment is prohibited. Individuals who violate these rules may be removed. (See “About the Annual Meeting: Are there rules of Conduct?”)

Important Notice Regarding Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on June 8, 2023

This Proxy Statement and the 2022 Annual Report to Shareholders are available at

http://www.hcigroup.com/2023proxymaterials/

Upon your written request, we will provide you with a copy of our 2022 Annual Report on Form 10-K, including exhibits, free of charge. Send your request to HCI Group, Inc., c/o Simon Rosenberg, Director – Investor Relations, 3802 Coconut Palm Drive, Tampa, Florida 33619.

2	HCI Group, Inc. 2023 Proxy Statement

PROXY STATEMENT SUMMARY

FINANCIAL HIGHLIGHTS

In 2022, HCI advanced its strategic priorities to grow the business and return capital to shareholders. TypTap Insurance Company, our technology-driven insurance subsidiary, grew gross earned premium 70% compared with 2021 and expanded its footprint to 13 states. We also strengthened our balance sheet through the issuance of $173 million in convertible notes while returning $99 million to our shareholders through dividends and share repurchases. We accomplished all of this while also managing the extraordinary impact of Hurricane Ian, one of the costliest storms to make landfall in the mainland United States.

Over the past decade, HCI has delivered solid results for our shareholders. Our return on equity (ROE) has averaged 12% over this period, and we have reported strong levels of earnings before interest and taxes (EBIT), despite several hurricanes and storms that had a material impact on our core homeowners insurance business. The Company has been profitable in 56 of the last 61 quarters and has paid dividends in 50 consecutive quarters.

Profitable in 56 of the last 61 quarters	23% increase in revenue, year over year	16.7% decrease in shares outstanding during 2022

$408 million returned to shareholders since inception	50 consecutive quarters of dividends	$15.2 million of dividends paid in 2022

70% increase in gross earned premium for our technology-driven insurance subsidiary, TypTap Insurance Company, in 2022 compared with 2021

HCI Group, Inc. 2023 Proxy Statement	3

PROXY STATEMENT SUMMARY

4	HCI Group, Inc. 2023 Proxy Statement

SHAREHOLDER ENGAGEMENT

Each year we engage in robust and continuous dialog with our shareholders regarding various issues, including corporate governance, compensation and environmental and social matters. In 2022, we made a concerted effort to increase our level of engagement by reaching out to shareholders representing approximately 78% of our outstanding common shares. Board members and our Investor Relations staff spoke with 23 shareholders representing nearly 55% of the Company’s outstanding common stock. During these conversations, we discussed our Board composition, corporate governance policies and executive compensation practices, as well as our policies on corporate social and environmental responsibility.

78% of outstanding shares contacted through outreach	55% of outstanding shares participated in direct dialog with HCI	100% of engagement involved the participation of at least one director

HCI Group, Inc. 2023 Proxy Statement	5

SHAREHOLDER ENGAGEMENT

Focus	Topics Discussed	What We Heard	What We Did
Executive Compensation	Compensation Philosophy	Shareholders support a framework that aligns both long- and short- term compensation with the performance of the company.	The Compensation Committee reaffirmed its commitment to maintaining a strong relationship between pay and performance and continues to evaluate structures that support this philosophy.
	2021 Say-on-Pay vote	Shareholders wanted to better understand restricted stock awards granted in 2021 as part of our long-term compensation program.	Enhanced disclosure was added in the Compensation Discussion and Analysis section around the nature of one-time, multi-year awards granted in 2021 in connection with our investment from Centerbridge Partners. No restricted shares were awarded in 2022, highlighting the multi-year structure associated with grants made in 2021.
	Compensation Program	Shareholders shared views on how best to link pay with performance using a variety of metrics and approaches.	The Compensation Committee commissioned an internal study to investigate alternatives to HCI’s existing performance-based pay structure, incorporating input from our shareholders. Alternatives include relative total shareholder return among other metrics.
Corporate Governance	Board Structure	Shareholders expressed views on the structure of our board.	We reaffirmed our view that staggered, three-year terms provide continuity and enable directors to focus as a group on the Company’s long-term performance. All directors may be removed by a vote of the shareholders at any time, without cause.
	Board Composition	Shareholders asked about the composition of our board and its level of engagement.

HCI maintains a very diverse and active board. In 2022, 30% of our board was female and 80% of our board contributes to gender or ethnic diversity. Also, in 2022 our board met

12 times with each director attending at least 75% of meetings.

Environmental and Social Matters	Disclosure	Shareholders asked for increased disclosure around ESG related policies.	Efforts are underway to increase the disclosure of our ESG initiatives through the creation of a dedicated portion of our webpage in 2023.

6	HCI Group, Inc. 2023 Proxy Statement

GOVERNANCE HIGHLIGHTS

We are committed to maintaining a high standard of corporate governance to support the creation of shareholder value. We have a Lead Independent Director, a Board comprised of a majority of independent directors and a director share ownership requirement. More recently, the Board established a Share Ownership Policy for the chief executive officer and created a Sustainability Committee to assist the Board in its oversight of environmental and social policies.

We believe that a variety of perspectives, opinions and backgrounds among Board members is important to the Board’s ability to perform its duties. Our Board is diverse in terms of gender, ethnicity, culture, education and business backgrounds, and 80% of our board members contribute to gender or ethnic diversity.

We have a Code of Conduct to ensure that the conduct of our employees, officers and directors remains in compliance with laws, regulations and ethical principles. Employees, officers and directors are prohibited from engaging in derivative trading or hedging of our securities. We do not have a shareholder rights plan (“poison pill”).

Our executive compensation programs are designed to align the interests of our executives with those of our shareholders through a balanced mix of cash and long-term equity-based incentives that is benchmarked against our industry peers. We have a clawback policy that provides for pay reimbursement by an executive officer under appropriate circumstances.

HCI Group, Inc. 2023 Proxy Statement	7

MATTER NO. 1 ELECTION OF DIRECTORS

Four directors are to be elected at the Annual Meeting. In accordance with the Company’s articles of incorporation, the Board of Directors is divided into three classes. All directors within a class have the same three-year term of office. The class terms expire at successive annual meetings so that each year a class of directors is elected. The current terms of director classes expire in 2023 (Class C directors), 2024 (Class A directors) and 2025 (Class B directors). Each of the Class C directors elected at the 2023 Annual Meeting will be elected to serve a three-year term.

With the recommendation of the Governance and Nominating Committee, the Board of Directors has nominated the following persons to stand for election as Class C directors at the 2023 Annual Meeting of Shareholders, with terms expiring in 2026:

Wayne Burks

Jay Madhu

Anthony Saravanos

Peter Politis

Each of the nominees for election as a director has consented to serve if elected. If, as a result of circumstances not now known or foreseen, one or more of the nominees should be unavailable or unwilling to serve as a director, proxies may be voted for the election of such other persons as the Board of Directors may select. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

The persons named in the enclosed proxy card intend, unless otherwise directed, to vote such proxy “FOR” the election of Wayne Burks, Jay Madhu, Anthony Saravanos and Peter Politis as Class C directors of HCI Group, Inc. The nominees receiving the four highest “FOR” vote totals will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES AS DIRECTORS OF THE COMPANY — ITEM 1 ON YOUR PROXY CARD.

12 Full Board meetings in 2022	80% of the Board contributes to gender or ethnic diversity	7 of 10 directors are independent

8	HCI Group, Inc. 2023 Proxy Statement

MATTER NO. 1 ELECTION OF DIRECTORS

Board of Directors

Director	Independent	Age	Director Since	Primary Occupation

Nominees for Election:

Wayne Burks	Yes	75	2013	Retired; Former Director and Chief Financial Officer, at Romark LC.

Jay Madhu	Yes	56	2007	President and Chief Executive Officer, Oxbridge Re Holdings Ltd.

Anthony Saravanos	No	52	2007	President, Greenleaf Capital, a subsidiary of HCI Group, Inc.

Peter Politis	Yes	44	2021	Real Estate lawyer and principal at Xenia Management Corporation

Continuing in Office:

Karin Coleman	No	62	2021	Chief Operating Officer, HCI Group Inc.; President, Homeowners Choice Property & Casualty Insurance Company, a subsidiary of HCI Group Inc.

Eric Hoffman	Yes	36	2021	Managing Director at Centerbridge Partners.

Sue Watts	Yes	61	2019	President of Sapience Analytics Corporation

Paresh Patel	No	60	2007	Chairman and Chief Executive Officer, HCI Group, Inc.

Gregory Politis	Yes	71	2007	President, Xenia Management Corporation

Lauren Valiente	Yes	44	2021	Lawyer; Of Counsel to Foley & Lardner LLP

Board Committee Memberships

Director	Audit	Compensation	Governance & Nominating	Sustainability

Wayne Burks	Chair

Karin Coleman				Member

Jay Madhu	Member

Eric Hoffman		Chair	Member

Paresh Patel

Gregory Politis		Member

Peter Politis			Member

Anthony Saravanos				Member

Lauren Valiente		Member		Chair

Sue Watts	Member		Chair

Director Tenure

Average tenure 8.8 years	Average age 56.5 years

HCI Group, Inc. 2023 Proxy Statement	9

MATTER NO. 1 ELECTION OF DIRECTORS

Board Selection Process

In accordance with the Company’s articles of incorporation, the Board of Directors is divided into three classes. Each class consists of three or four directors. All directors within a class have the same three-year terms of office. The class terms expire at successive annual shareholders’ meetings so that each year one class of directors is elected at the Annual Meeting. The Board does not believe arbitrary term limits on a director’s service are appropriate, nor does it believe that directors should expect to be re-nominated upon expiration of a three-year term. Each year the Board of Directors proposes a slate of nominees for election at the Annual Meeting. Directors may be removed by shareholders at any time with or without cause.

The Governance and Nominating Committee is tasked with identifying and selecting individuals believed to be qualified as candidates to serve on the Board and recommending to the Board candidates to stand for election as directors at the Annual Meeting or, if applicable, at a special meeting of the shareholders. The Governance and

10	HCI Group, Inc. 2023 Proxy Statement

MATTER NO. 1 ELECTION OF DIRECTORS

Nominating Committee identifies director candidates in numerous ways. Generally, the candidates are known to and recommended by members of the Board of Directors or management. The Governance and Nominating Committee also considers director candidates recommended by shareholders. Shareholders may submit recommendations for Board nominees directly to the Board or at the Annual Meeting of Shareholders. See page 55 for information on submitting director nominations to the Board. A shareholder wishing to nominate an individual for election to the Board of Directors at the Annual Meeting rather than recommend a candidate to the Governance and Nominating Committee must comply with the advance notice requirements set forth in the Company’s bylaws, a copy of which can be found on the Company’s website, www.hcigroup.com, by selecting the “Investor Information” tab followed by “Corporate Governance.” Shareholders wishing to nominate an individual for election to the Board of Directors must also comply with the notice requirements of Securities and Exchange Commission Rule 14a-19(b), including a statement that the shareholder intends to solicit at least 67% of the outstanding voting shares.

Qualifications of Board Members

In selecting individuals for Board membership, the Board of Directors considers a variety of attributes, criteria and factors, including experience, skills, expertise, diversity, personal and professional integrity, character, temperament, business judgment, time availability, dedication and conflicts of interest. At a minimum, director candidates must be at least 18 years of age, have sufficient time to devote to their Board duties and have such business, financial, technological or legal experience or education to enable them to make informed decisions on behalf of the Company. A majority of the Board members must be independent, as determined by the Board of Directors, in accordance with the listing standards of the New York Stock Exchange. In general, the Board affirmatively determines whether a director has any direct or indirect material relationship with the Company. All members of the Audit Committee, Compensation Committee, and Governance and Nominating Committee must be independent, with members of the Audit Committee and the Compensation Committee meeting higher levels of independence as required by the rules of the Securities and Exchange Commission. Members of the Audit Committee must be financially literate as determined by the Board and at least one member must be an Audit Committee Financial Expert as described in the rules of the U.S. Securities and Exchange Commission.

Diversity, Skills and Experience of Directors

Experience & Expertise	Operations Management Experience	Gender/ Ethnic Diversity	CEO Leadership	Industry Background*	Public Company Board Service	Financial Experience

Paresh Patel	✓	✓	✓	✓	✓	✓

Anthony Saravanos	✓	✓	✓	✓	✓	✓

Karin Coleman	✓	✓	✓	✓

Wayne Burks	✓			✓		✓

Jay Madhu	✓	✓	✓	✓	✓	✓

Gregory Politis	✓	✓		✓		✓

Eric Hoffman				✓	✓	✓

Sue Watts	✓	✓	✓	✓		✓

Lauren Valiente		✓		✓		✓

Peter Politis	✓	✓		✓		✓

*Includes experience in the areas of insurance, technology and real estate.

HCI Group, Inc. 2023 Proxy Statement	11

MATTER NO. 1 ELECTION OF DIRECTORS

Diversity and Board Tenure

We believe that a variety of perspectives, opinions and backgrounds among Board members is important to the Board’s ability to perform its duties. Our Board is diverse in terms of gender, ethnicity, culture, education and business backgrounds.

Board tenure diversity is also important, as we seek to achieve an appropriate balance of years of service among Board members. Our senior directors have deep knowledge of our Company and business operations, while new directors provide fresh perspectives. Our current Board of Directors has an average tenure of 8.8 years.

Arrangements as to Selection and Nomination of Directors

We are not aware of any arrangements as to the selection and nomination of directors.

Independent Directors

Based upon recommendations of our Governance and Nominating Committee, the Board of Directors has determined that current directors Gregory Politis, Wayne Burks, Eric Hoffman, Jay Madhu, Sue Watts, Lauren Valiente, and Peter Politis are “independent directors” meeting the independence tests set forth in Section 303A.02 of the New York Stock Exchange Listing Manual, including having no material relationship with the Company either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In the case of Mr. Hoffman, the Board considered his role as a Managing Director of Centerbridge Partners, which invested $100 million in the Company’s subsidiary, TypTap Insurance Group, and by agreement is entitled to appoint one director to the Company’s Board. In the case of Gregory Politis and Peter Politis, the Board considered their father-son relationship. Finally, in the case of Lauren Valiente, the Board considered her Of Counsel relationship with Foley & Lardner LLP, which provides legal services to the Company. Ms. Valiente provides no legal services to the Company. She is not a partner of the firm. She does not participate in profits at the firm or the fees derived from the Company. The fees Foley & Lardner derives from the Company are a small fraction of the firm’s annual revenues.

Director Election Results

At our 2022 Annual Meeting of Shareholders, Paresh Patel, Gregory Politis and Lauren Valiente were re-elected to the Board with vote totals detailed below.

	2022
Director Nominee	For	Withheld

Paresh Patel	97.7%	2.3%

Gregory Politis	93.5%	6.5%

Lauren Valiente	92.5%	7.5%

12	HCI Group, Inc. 2023 Proxy Statement

MATTER NO. 1 ELECTION OF DIRECTORS

Biographies of Directors Standing for Election (Class C)

Wayne Burks

Wayne Burks, age 75, has been a director of our company since June 2013. From October 2019 to June 2021, Mr. Burks served as a director and chair of the Audit Committee for Romark LC, which is a vertically integrated multinational biopharmaceutical company, headquartered in Tampa, Florida. From 2016 until his retirement in July 2019, he served as Romark’s vice president and chief financial officer. From April 2012 to June 2016, he served as a director and the chief financial officer for WRB Enterprises, Inc., a Tampa, Florida based holding company with investments in Caribbean electric utilities, renewable energy development, cable television, real estate and financial institutions. From July 2010 to April 2012, he was a principal of Sterling Financial Consulting where he provided financial and operational consulting services for privately held and pre-initial public offering stage companies. From December 2008 to June 2010, Mr. Burks served as chief financial officer of Prepared Holdings, LLC, a Florida-based insurance holding company. Mr. Burks is a certified public accountant (inactive license). He is a former audit partner of Coopers & Lybrand, where he performed auditing services approximately 23 years. None of the foregoing companies is an affiliate of HCI Group, Inc. Mr. Burks earned a Bachelor of Science degree in accounting and business administration at Troy University in Alabama.

Skills/Qualifications: Mr. Burks brings considerable business, accounting and financial experience to the Board of Directors. We believe his knowledge and experience as the chief financial officer of a homeowners’ insurance company and as an auditor and his ability to analyze financial information enhances the board’s oversight of the Company’s business operations, its financial disclosure, its external auditors and the effectiveness of our internal controls. Mr. Burks serves as chairman of the company’s audit committee and has been identified by the board of directors as an audit committee financial expert.

Independent Committees: - Audit (Chair)

HCI Group, Inc. 2023 Proxy Statement	13

MATTER NO. 1 ELECTION OF DIRECTORS

Jay Madhu

Jay Madhu, age 56, has been a director of our Company since May 2007. From 2008 to 2013, Mr. Madhu served as President of our Real Estate Division and, from 2011 to 2013, he served as our Vice President of Marketing and Investor Relations. Since 2013, Mr. Madhu has been President and Chief Executive Officer of Oxbridge Re Holdings Limited (NASDAQ: OXBR), a Nasdaq-listed reinsurance holding company based in the Cayman Islands and he has served as Oxbridge Re’s Chairman of the Board of Directors since March 2018. Since April 2021, Mr. Madhu has served as Chairman of the Board, Chief Executive Officer and President of Oxbridge Acquisition Corp. (NASDAQ:OXAC), which is a Nasdaq-listed blank check company based in the Cayman Islands. From 2012 to 2014, he served on the Board of Directors for Wheeler Real Estate Investment Trust, Inc., (NASDAQ: WHLR), a Nasdaq-listed real estate investment trust. During 2013, Mr. Madhu served as a director of First Home Bank in Seminole, Florida. As an owner and manager of commercial properties, Mr. Madhu has been President of 5th Avenue Group LC since 2002 and President of Forrest Terrace LC since 1999. He has also been President of The Mortgage Corporation Network (correspondent lenders) since 1996. Prior to that, Mr. Madhu was Vice President, Mortgage Division at First Trust Mortgage & Finance from 1994 to 1996; Vice President, Residential First Mortgage Division at Continental Management Associates Limited, Inc. from 1993 to 1994; and President at S&S Development, Inc. from 1991 to 1993. None of the foregoing companies is an affiliate of HCI Group, Inc. He attended Northwest Missouri State University where he studied marketing and management.

Skills/Qualifications: Mr. Madhu brings considerable business, marketing, real estate and mortgage finance experience to the Board of Directors. Real estate experience has become increasingly important to the Company as it considers and makes significant real estate investments. Additionally, Mr. Madhu has a substantial personal investment in the Company.

Committees: - Audit Other Public Company Boards: - Oxbridge Re Holdings Ltd. - Oxbridge Acquisition Group

14	HCI Group, Inc. 2023 Proxy Statement

MATTER NO. 1 ELECTION OF DIRECTORS

Anthony Saravanos

Anthony Saravanos, age 52, has been a director of the company since May 2007 and president of Greenleaf Capital, LLC, our real estate division, since 2013. Since 2015, Mr. Saravanos has served as Chairman of the Board of BayFirst Financial Corp. (NASDAQ: BAFN) (formerly First Home Bancorp, Inc.), a Nasdaq listed bank holding company headquartered in St. Petersburg, Florida and the parent company of First Home Bank, which provides Small Business Administration loans nationwide. Mr. Saravanos has served as a director of First Home Bank since 2011. Since 2001, he has been the managing partner of several commercial property entities with a combined total of 13 properties in Florida and New York. From 2005 to 2013, Mr. Saravanos served as vice president of The Boardwalk Company, a full-service commercial real estate company, located in Palm Harbor, Florida. From 1997 to 2001, he served as district manager, marketing and sales, for DaimlerChrysler Motors Corporation, Malvern, Pennsylvania. Mr. Saravanos graduated from Ursinus College, Collegeville, Pennsylvania, with a double major in Economics and Spanish. He earned a master’s degree in Business Administration with an emphasis in marketing from Villanova University, where he was inducted into the Beta Gama Sigma Honor Society. Mr. Saravanos also attended Quanaouac Institute, Cuernavaca, Mexico, for intensive Spanish studies and a cultural immersion program. A licensed real estate broker, Mr. Saravanos is a Certified Commercial Investment Member as well as a Certified Development Design and Construction Professional. He was named #1 Top Producer for 2010 by the Florida Gulfcoast Commercial Association of Realtors in the General Brokerage Category. From 2013 to 2020, Mr. Saravanos served as Vice President of Greek Children’s Fund of Florida. From 2018 to 2020, Mr. Saravanos served as a Trustee on the Johns Hopkins Hospital All Children’s Foundation board of directors.

Skills/Qualifications: Mr. Saravanos brings considerable business, management, finance, marketing and real estate experience and business education to the Board of Directors. Real estate experience has become increasingly important to the company as it makes and considers significant real estate investments. As a district manager for DaimlerChrysler Motors Corporation, he was required to read, understand and analyze financial information. His ability to analyze financial information is considered of importance in enhancing oversight of the Company’s performance, monitoring its financial disclosure, and evaluating growth opportunities. Important also, Mr. Saravanos has a substantial personal investment in the Company and he played a large role in bringing initial investors to the Company.

Director; President of Real Estate Division Committees: - Sustainability Other Public Company Boards: - BayFirst Financial Corp.

HCI Group, Inc. 2023 Proxy Statement	15

MATTER NO. 1 ELECTION OF DIRECTORS

Peter Politis

Peter Politis, age 44, joined our board of directors on June 21, 2021. Mr. Politis is a lawyer. He is the founder of and since 2007 has practiced law under Politis P.A., a boutique law firm located in Clearwater, Florida that focuses on real property acquisitions and financing, construction law, commercial leasing and choice of entity. He is also principal of Xenia Management Company, a real estate development, management and services company located in Clearwater, Florida that owns or manages over 45 properties in the United States, Canada and Greece. Since 2000, he has served in various capacities at Xenia, including as Vice president and General Counsel. Mr. Politis earned a Bachelor of Science degree with a major in Finance and a minor in Economics at the University of Florida in 2001. In addition, he earned as Master of Arts in International Business there in 2002. He earned a Juris Doctor at the University of Miami School of Law in 2004. Peter Politis is the son of Director Gregory Politis.

Skills/Qualifications: Mr. Politis brings considerable business, management, legal, and real estate knowledge, education and experience to the Board of Directors. His business and management experience enhances the board’s oversight of the Company’s business performance, as he has a fundamental understanding of business operations. Moreover, experience in handling legal, financing and business aspects of real estate transactions has become increasingly important to the Company as it considers and makes significant real estate investments

Independent Committees: - Governance & Nominating

16	HCI Group, Inc. 2023 Proxy Statement

MATTER NO. 1 ELECTION OF DIRECTORS

Biographies of Directors Continuing in Office

Directors whose present terms continue until 2024 (Class A)

Karin Coleman

Karin Coleman, age 62, has served as a director and the Chief Operating Officer of the Company since February 2021 and since 2019 as President of our insurance subsidiary, Homeowners Choice Property & Casualty Insurance Company. Ms. Coleman joined the Company in 2009 as Vice President of Corporate Services, overseeing strategic initiatives, human resources, regulatory and legislative affairs, vendor management and community relations. She gained the title Executive Vice President in December of 2017. Before joining HCI, Ms. Coleman served nine years as Vice President of Strategic Alliances of Take Stock in Children, located in Miami, Florida, the state’s largest public-private partnership providing college access and assistance to at-risk children. Before that, she served in various corporate roles over 13 years at Florida Progress Corporation (NYSE: FPC), a Fortune 500 diversified holding company operating electric, energy, and energy transportation companies, now part of Duke Energy. Ms. Coleman holds a Bachelor of Arts degree in International Studies from the University of South Florida and is a Certified Senior Professional in Human Resources.

Skills/Qualifications: Mrs. Coleman brings considerable business, marketing, legislative and human resources experience to the Board of Directors. Her knowledge and management experience enhances her oversight of the Company’s business performance, as she has an essential understanding of business operations.

Chief Operating Officer President of HCPCI Committees: - Sustainability

HCI Group, Inc. 2023 Proxy Statement	17

MATTER NO. 1 ELECTION OF DIRECTORS

Eric Hoffman

Eric Hoffman, age 36, has been a member of our Board of Directors since February 26, 2021 and was a member the Board of Directors of our subsidiary TypTap Insurance Group, Inc., from that time until January 2023. Mr. Hoffman was appointed to those Boards pursuant to a 2021 agreement with Centerbridge Partners, L.P., a New York City-based private investment firm. Under that agreement, among other things, Centerbridge made a substantial investment in TypTap Insurance Group, Inc. Since 2010, Mr. Hoffman has served in various capacities at Centerbridge, including currently as a Managing Director. From 2008 to 2010, he served as an analyst for The Blackstone Group, a New York Stock Exchange listed investment firm. Mr. Hoffman serves on the boards of several other organizations unaffiliated with HCI, including, since 2022, as a director of Fairstone Bank of Canada; since 2022, as a director of Pie Insurance, a small-business focused insurance technology company, since 2021, as a director of Martello Re, a life and annuity reinsurance company based in Bermuda, since 2021, as a director of Forbright, Inc., a bank holding company based in Maryland, and since 2014, as a director of Beginning with Children Foundation, an education-focused not-for-profit organization. Previously Mr. Hoffman served, from 2018 to 2021, as a director of Amedeo Capital Limited, a private worldwide financier and manager of aircraft leasing transactions; from 2013 to 2021, as a director for Voyager Aviation Holdings, LLC, a privately held, Ireland-based global aviation investment firm; from 2019 to 2020, as a board observer at Root Inc., a mobile-app based auto insurance company; and, from 2015 to 2017, as a board member of Pocahontas Parkway, LLC, a transportation concession in Virginia.

Mr. Hoffman graduated summa cum laude with a Bachelor of Science in Economics (concentration in finance and insurance) from the Wharton School at the University of Pennsylvania.

Skills/Qualifications: Mr. Hoffman brings considerable experience, knowledge and education to our Board. In his current position at Centerbridge, he focuses primarily on investments in the financial services sector. His investment experience encompasses financial institutions, insurance and specialty finance companies. In earning his degree from the Wharton School, he concentrated in finance and insurance. His skills at reading and analyzing financial information, and his knowledge of insurance and finance will enhance board oversight of the Company’s performance and monitoring its financial disclosure and be particularly valuable when the Company considers financial transactions and business acquisitions.

Independent Committees: - Compensation (Chair) - Governance & Nominating

18	HCI Group, Inc. 2023 Proxy Statement

MATTER NO. 1 ELECTION OF DIRECTORS

Sue Watts

Sue Watts, age 61, joined our board of directors in April of 2019 after participating in our Board Observer Program. Since December 2021, Ms. Watts has served as President of Sapience Analytics Corporation, an advanced workforce analytics firm headquartered in Plano, Texas. From 2017 to 2021, she served as an Executive Vice President for Capgemini SE (EPA: CAP), a global technology services and digital transformation consulting firm. From 2014 to 2017, she served as Chief Operating Officer & Corporate Officer of Business Process Outsourcing for Xerox Corporation (NYSE: XRX). From 2010 to 2014, she served as Corporate Vice President of Application Services and as Chief Executive Officer of Americas Outsourcing for Capgemini. From 2009 to 2010, she served as Vice President of Americas Global Service for Orange Business Services, a global information technology and communications services provider. From 1985 to 2009, she served in many roles at Unisys Corporation (NYSE: UIS). Ms. Watts earned her Bachelor of Science in Business from Indiana University and her Master of Business Administration from the University of Notre Dame with a concentration in Finance.

Skills/Qualifications: Ms. Watts brings to our Board of Directors more than three decades of experience in business operations, information technology and leadership. We believe her knowledge and experience enhance the Board’s oversight of our management, our business operations and the development and application of our technology.

Independent Committees: - Governance & Nominating (Chair) - Audit

HCI Group, Inc. 2023 Proxy Statement	19

MATTER NO. 1 ELECTION OF DIRECTORS

Directors whose present terms continue until 2025 (Class B)

Paresh Patel

Paresh Patel, age 60, is a founder of the Company and currently serves as its chairman of the Board of Directors and Chief Executive Officer. He has been a director of the Company since its inception and has served as the Chairman of our Board of Directors since May 2007. He has served as Chief Executive Officer since 2011. In addition, Mr. Patel is Chief Executive Officer and Chairman of the Board of TypTap Insurance Group, Inc., our majority owned subsidiary formed in 2020 and the parent company of TypTap Insurance Company, a technology driven insurance company formed in January 2016, and Exzeo USA, Inc., an insurtech software development company formed in 2012. Mr. Patel has broad experience in technology and finance. He developed the Company’s initial policy administration systems and continues to oversee the Company’s insurtech software development. From 2011 to 2015, Mr. Patel served as Chairman of the Board of BayFirst Financial Corp. (formerly First Home Bancorp, Inc.), a bank holding company in St. Petersburg, Florida, and, from 2014 to December 31, 2017, served as Chairman of the Board of Directors of Oxbridge Re Holdings Limited, a Nasdaq listed Cayman Islands reinsurance holding company. He is a founder of NorthStar Bank in Tampa, Florida and from 2006 to 2010 served on the board of directors of its parent company, NorthStar Banking Corporation. Mr. Patel holds a bachelor and a master degree in electronic engineering from the University of Cambridge in the United Kingdom.

Skills/Qualifications: Mr. Patel brings to the Board of Directors considerable experience in business, insurance, management, systems and technology, and because of those experiences and his education, he possesses knowledge and analytical and technology skills that are important to the operations of the Company, the oversight of its performance and the evaluation of its future growth opportunities. Furthermore, his performance as chief executive officer has indicated an in-depth understanding of the Company’s insurance business. He is a founder of the Company and has a substantial personal investment in the Company.

Chairman of the Board and Chief Executive Officer

20	HCI Group, Inc. 2023 Proxy Statement

MATTER NO. 1 ELECTION OF DIRECTORS

Gregory Politis

Gregory Politis, age 71, is a founder of the Company and has been a director since its inception. He has served also as the Board’s Lead Independent Director since 2017. Mr. Politis has been in the real estate business since 1974 and is President of Xenia Management Corporation, a real estate portfolio management company he established in 1988. Mr. Politis has interests in more than 50 real estate developments in the Miami-Dade County, Orlando and Greater Tampa Bay areas as well as in Montreal, Canada. Xenia Management Corporation is not affiliated with HCI Group, Inc. During his career, Mr. Politis has developed and retained ownership of retail, office and industrial spaces, with a primary focus on buildings housing federal and state government agencies. He is a founding member of the Hellenic American Board of Entrepreneurs and a recipient of the Building Owners and Managers Association (BOMA) Building of the Year Award. Mr. Politis has served as a director of NorthStar Bank and Florida Bank, both in Tampa, Florida. Gregory Politis is the father of Director Peter Politis.

Skills/Qualifications: Mr. Politis brings considerable business, management and real estate experience to the Board of Directors. His business and management experience enhances his oversight of the Company’s business performance, as he has a fundamental understanding of business operations. Moreover, real estate experience has become increasingly important to the Company as it considers and makes significant real estate investments. Additionally, Mr. Politis has a substantial personal investment in the Company.

Independent Committees: - Compensation

HCI Group, Inc. 2023 Proxy Statement	21

MATTER NO. 1 ELECTION OF DIRECTORS

Lauren Valiente

Lauren Valiente, age 44, joined our board of directors on June 21, 2021, after participating in our Board Observer Program from October 2019 to September 2020. Since 2006, Ms. Valiente has practiced law in Tampa, Florida with Foley & Lardner LLP, a large international law firm founded in 1842 and headquartered in Milwaukee, Wisconsin, where she currently holds the title Of Counsel. Her practice focuses on representing public companies and their officers and directors, audit firms and their partners, and private entities and individuals in investigations and proceedings involving the Securities and Exchange Commission, the Department of Justice, the Public Company Accounting Oversight Board, the Financial Industry Regulatory Authority, and other government and non-government agencies. Her clients have included several health insurance companies. From 2007 to 2019, Ms. Valiente served on the University of South Florida Latin Community Advisory Committee, which advises the university’s president on issues affecting Latino students and works to support the university’s Latino Scholarship Program. She served as chair of the committee from 2018 to 2019. Since 2017, Ms. Valiente has served on the Board of Directors of the Greater Tampa Chamber of Commerce (doing business as the Tampa Bay Chamber) and currently serves on its Executive Committee. Since 2015, Ms. Valiente has served on the Board of Directors of Stageworks Theatre, Tampa’s longest running professional theatre company, and served as President from 2019 to 2020. Ms. Valiente earned a Bachelor of Arts degree, with honors, from Harvard University in 2000 and a Juris Doctor degree, magna cum laude, from the University of Florida, Levin College of Law in 2006.

Skills/Qualifications: Ms. Valiente brings considerable experience, knowledge and education to our Board, particularly in matters involving regulation of publicly held companies and insurance companies. She will enhance the Board’s oversight of the Company’s compliance with various laws, rules and regulations.

Independent Committees: - Sustainability (Chair) - Compensation

22	HCI Group, Inc. 2023 Proxy Statement

MATTER NO. 1 ELECTION OF DIRECTORS

Director Compensation

Directors who are employees of the Company do not receive any additional compensation for their service as directors. Our director compensation plan aligns with shareholder interests and market practice. During 2022, each non-employee director received a cash payment of $25,000 per quarter and an annual stock award of 500 shares. Mr. Hoffman has waived his director compensation.

The following table sets forth information with respect to compensation earned by each of our directors (other than employee directors) during the year ended December 31, 2022.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation(3)	Total
Wayne Burks	$100,000	$33,650	—	—	—	$612	$134,262
Eric Hoffman(4)	—	—	—	—	—	—	—
Jay Madhu	$100,000	$33,650	—	—	—	$612	$134,262
Gregory Politis	$100,000	$33,650	—	—	—	$612	$134,262
Peter Politis	$100,000	$33,650	—	—	—	$612	$134,262
Lauren Valiente	$100,000	$33,650	—	—	—	$612	$134,262
Sue Watts	$100,000	$33,650	—	—	—	$612	$134,262
(1)

Each director received a cash payment of $25,000 for service during each quarter or portion thereof that he or she served as a director, which includes attendance at Board and committee meetings held during 2022.

(2)

In accordance with SEC reporting requirements, the amounts reported in this column represent the grant-date fair value of the entire award and were calculated utilizing the fair value recognition provisions of Accounting Standards Codification Topic 718 – “Compensation – Stock Compensation,” which requires the measurement and recognition of compensation for all stock-based awards made to employees and directors, including stock options and restricted stock issuances, based on estimated fair values. The assumptions used in calculating this amount are discussed in Note 22 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on March 10, 2023. The stock awards in this column are restricted stock grants which include only service conditions. The amounts reported in this column are based on the market value of the Company’s stock on the grant date. On June 2, 2022, each of the non-employee directors received a restricted stock grant of 500 shares. The restricted shares will vest on May 20, 2023.

(3)	All Other Compensation represents dividends paid on unvested restricted shares.
(4)	Eric Hoffman was appointed to the HCI Group, Inc. Board of Directors on February 26, 2021 and he waives any compensation from HCI Group, Inc. for serving on the Board of Directors.

HCI Group, Inc. 2023 Proxy Statement	23

MATTER NO. 1 ELECTION OF DIRECTORS

The aggregate number of stock awards outstanding for each non-employee director as of December 31, 2022 was as follows:

Name	Number of Options	Number of Restricted Shares

Wayne Burks	—	500(1)

Eric Hoffman	—	—

Jay Madhu	—	500(1)

Gregory Politis	—	500(1)

Peter Politis	—	500(1)

Lauren Valiente	—	500(1)

Sue Watts	—	500(1)
(1)	On June 2, 2022, each of the non-employee directors received a restricted stock grant of 500 shares. The restricted shares will vest on May 20, 2023.

Principal Shareholders

The following table sets forth information regarding the beneficial ownership of our common stock as of April 12, 2023 by:

•	Each person who is known by us to beneficially own more than 5% of our outstanding common stock

•	Each of our directors and named executive officers

•	All directors and named executive officers as a group

24	HCI Group, Inc. 2023 Proxy Statement

MATTER NO. 1 ELECTION OF DIRECTORS

The number and percentage of shares beneficially owned are based on 8,596,673 common shares outstanding as of April 12, 2023. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally require that the individual have voting or investment power with respect to the shares. In computing the number of shares beneficially owned by an individual listed below and the percentage ownership of that individual, shares underlying options, warrants and convertible securities held by each individual that are exercisable or convertible within 60 days of April 12, 2023, are deemed owned and outstanding, but are not deemed outstanding for computing the percentage ownership of any other individual. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all individuals listed have sole voting and investment power for all shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is HCI Group, Inc., 3802 Coconut Palm Drive, Tampa, Florida 33619.

	Beneficially owned
Name and Address of Beneficial Owner	Number of Shares	Percent

Blackrock, Inc.(1)	1,151,109	13.39%

Coastline Square, LLC(2)	800,000	9.31%

Centerbridge Partners LP(3)	738,750	7.91%

The Goldman Sachs Group, Inc.(4)	618,862	7.20%

The Vanguard Group, Inc.(5)	517,044	6.01%

Executive Officers and Directors

Wayne Burks(6)	8,632	*

Karin Coleman(7)	82,412	*

Andrew L. Graham(8)	97,535	1.13%

Mark Harmsworth(7)	86,693	1.01%

Eric Hoffman	0	*

Jay Madhu(9)	87,791	1.02%

Paresh Patel(10)	1,250,000	13.87%

Gregory Politis(11)	411,882	4.79%

Peter Politis(6)	6,765	*

Anthony Saravanos(12)	190,173	2.21%

Lauren Valiente(6)	1,194	*

Susan Watts(6)	6,110	*

All Executive Officers and Directors as a Group (12 individuals)	2,229,187	25.25%
*	Less than 1.0%.
(1)	This information is based on Schedule 13G/A filed with the Securities and Exchange Commission on January 31, 2023 by Blackrock, Inc., 55 East 52nd Street, New York, New York 10055.
(2)	This information is based on Schedule 13G filed with the Securities and Exchange Commission on January 9, 2023 by Coastline Square, LLC, 6029 NW 79th Way, Parkland, Florida 33067.
(3)

This information is based on Schedule 13D filed with the Securities and Exchange Commission on March 8, 2021 by Centerbridge Partners L.P., 375 Park Avenue, 11th Floor, New York, NY 10152. Reflects 738,750 shares of common stock issuable upon the conversion of warrants of HCI Group. The warrants may be converted at any time on or prior to February 26, 2025 at an exercise price of $54.40.

(4)	This information is based on Schedule 13G filed with the Securities and Exchange Commission on February 8, 2023 by The Goldman Sachs Group, Inc. 200 West Street, New York, New York 10282.
(5)	This information is based on Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2023 by The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA, 19355.
(6)	Includes 500 restricted shares.
(7)	Includes 38,125 restricted shares.
(8)	Includes 3,480 shares held in Mr. Graham’s individual retirement account and 38,125 restricted shares. Of total shares held, 31,407 are pledged as security.

HCI Group, Inc. 2023 Proxy Statement	25

MATTER NO. 1 ELECTION OF DIRECTORS

(9)

Includes 75,000 shares held by Universal Finance & Investments, LLC, voting and investment power over which is held by Mr. Madhu; 2,803 shares held in Mr. Madhu’s individual retirement account; and 500 restricted shares. Of the shares held, 73,880 are pledged as security.

(10)

Includes 447,000 shares held by Paresh & Neha Patel; 37,500 shares held in Mr. Patel’s individual retirement account; 412,500 shares issuable pursuant to options that are currently exercisable or become exercisable within 60 days; and 10,000 restricted shares. Excludes 27,500 shares issuable pursuant to options that are not currently exercisable or become exercisable within 60 days.

(11)	Includes 200,000 shares held by Gregory & Rena Politis and 500 restricted shares.
(12)

Includes 80,000 shares held by HC Investment LLC, voting and investment power over which is held by Mr. Saravanos; 1,200 shares held by Anthony & Maria Saravanos as custodian for their son, Kostos Anthony Saravanos; 1,200 shares held by Mr. Saravanos as custodian for his nephew, Nolan Tuite; 140 shares held in Mr. Saravanos’s individual retirement account and 38,125 restricted shares. Of the total shares held, 42,500 are pledged as security.

26	HCI Group, Inc. 2023 Proxy Statement

MATTER NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has appointed FORVIS, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. Shareholders will be asked to ratify the Audit Committee’s appointment at the Annual Meeting. Regardless of the outcome of this vote, the Audit Committee will retain the sole authority to appoint the Company’s independent registered public accounting firm. If the appointment is not ratified, then the Audit Committee will reconsider its appointment. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm for the Company.

Representatives from FORVIS are expected to be present at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

The persons named in the enclosed proxy card intend, unless otherwise directed, to vote such proxy “FOR” ratification of the appointment of FORVIS as the Company’s independent registered public accounting firm. This proposal will be approved if the number of votes for the proposal exceeds the number of votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF FORVIS, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM — ITEM 2 ON YOUR PROXY CARD.

Auditing Fees

The following table sets forth the aggregate fees for services provided by Dixon Hughes Goodman, LLP, predecessor to FORVIS, LLP, and FORVIS, LLP related to the years ended December 31, 2022 and 2021:

	2022	2021

Audit Fees(1)	$590,000	$540,000

All Other Fees(2)	$420,228	$182,161

Total	$1,010,228	$722,161
(1)

Audit Fees represent fees billed for professional services rendered for the audit of our annual financial statements, review of our quarterly financial statements included in our quarterly reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.

(2)

All Other Fees represent fees billed for services related to comfort letter procedures and fees for services beyond the scope of a routine review or audit. The increase in All Other Fees in 2022 as compared to 2021 was the result of several additional accounting events throughout the year, including:

•	accounting for reinsurance provided to others and related intangible assets acquired.

•	accounting for convertible debt issued.

•	accounting changes in response to major weather events.

•	accounting for changed economic conditions.

HCI Group, Inc. 2023 Proxy Statement	27

MATTER NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pre-Approval Policies

All auditing and non-auditing services are pre-approved by the Audit Committee. The Audit Committee delegates this authority to the Chair of the Audit Committee for situations when pre-approval by the full Audit Committee is not convenient. Any decisions made by the Chair of the Audit Committee must be disclosed at the next Audit Committee meeting.

Report of the Audit Committee

To the Board of Directors of HCI Group, Inc.

The Audit Committee oversees the financial reporting processes of HCI Group, Inc. on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the audited financial statements in the Annual Report with management and discussed with management the quality, in addition to the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has reviewed with representatives of FORVIS, LLP, the Company’s independent registered public accounting firm responsible for auditing the Company’s financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards adopted by the Public Company Accounting Oversight Board and the U.S. Securities and Exchange Commission. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

The Audit Committee has discussed with representatives of FORVIS, LLP the overall scope and plans for their audit. The Audit Committee met with representatives of FORVIS, LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.

The Audit Committee has appointed FORVIS, LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

AUDIT COMMITTEE

Wayne Burks, Chair

Jay Madhu

Sue Watts

28	HCI Group, Inc. 2023 Proxy Statement

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are seeking an advisory vote to approve the compensation of our named executive officers for 2022.

This say-on-pay vote is advisory and non-binding on our Board, but our Compensation Committee will take into consideration the outcome of the vote when making future compensation decisions.

Our Board believes that our current executive compensation program appropriately links the compensation realized by our executive officers to performance and properly aligns the interests of executive officers with those of our shareholders. A description of our executive compensation programs and a discussion of the pay decisions for 2022 for the Chief Executive Officer and our other named executive officers are included in Compensation Discussion and Analysis below.

Our Board recommends that our shareholders vote in favor of the following resolution:

“RESOLVED” that the shareholders approve compensation paid to the Company’s named executive officers as disclosed in the Company’s Proxy Statement with respect to the Company’s 2023 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K including the Compensation Discussion and Analysis section, the Summary Compensation Table and other compensation tables and related discussion and disclosure.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT — ITEM 3 ON YOUR PROXY CARD

HCI Group, Inc. 2023 Proxy Statement	29

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on such review and discussion, the Compensation Committee believes the Compensation Discussion and Analysis represents the intent and actions of the Compensation Committee with regard to executive compensation and has recommended to the Board of Directors that it be included in this Proxy Statement and incorporated by reference into the Company’s Form 10-K for the fiscal year ended December 31, 2022.

COMPENSATION COMMITTEE

Eric Hoffmann, Chair

Gregory Politis

Lauren Valiente

Compensation Discussion and Analysis

The following discussion describes the principal objectives of our executive compensation programs with respect to our named executive officers, outlines the elements of those programs and describes how we believe they meet our objectives. Named executive officers include the chief executive officer, the chief financial officer and the three most highly compensated executive officers. The following individuals served as named executive officers during 2022:

Name and office

Paresh Patel, Chairman and Chief Executive Officer

Karin Coleman, Chief Operating Officer, HCI Group, Inc.; President, Homeowners Choice Property & Casualty Insurance Company, Inc.

Mark Harmsworth, Chief Financial Officer

Andrew L. Graham, Vice President, General Counsel and Corporate Secretary

Anthony Saravanos, Divisional President – Real Estate

Under our Compensation Committee charter, the Compensation Committee has the authority to set the compensation of the named executive officers and to grant equity awards under the Company’s 2012 Omnibus Incentive Plan.

Compensation Highlights

In light of the Company’s performance in 2022, the named executive officers received:

•	No salary increases

•	No bonuses

Further, in the view of the Compensation Committee, equity grants awarded in 2021 constitute multi-year, long term incentives negating the value of additional equity compensation during 2022. Those equity grants were made by agreement with Centerbridge Partners, L.P. in conjunction with its $100 million equity investment in the Company.

Principal Objectives and Approach

In designing our executive compensation programs, the Compensation Committee’s principal objectives are to attract and retain highly skilled executives, incentivize executives to achieve strong risk-adjusted returns, and align the interests of our executives with the interests of our shareholders. Our compensation plans are designed to incentivize executive behavior that drives positive financial performance, which leads to increased shareholder returns.

The Compensation Committee uses a common-sense approach to setting executive compensation. It considers objective measures of business performance as well as the judgment and knowledge of Committee members as to the talents, work habits and contributions of our executive officers. The Company’s financial performance and progress on its strategic goals are important factors in our compensation decisions.

30	HCI Group, Inc. 2023 Proxy Statement

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Company has delivered positive financial results over the long-term, however the Committee understands that financial performance may vary from year to year depending on many factors including hurricanes and other weather events. While hurricanes are a factor our management cannot control, management can control how the Company prepares for and responds to these events. In the opinion of the Compensation Committee, the Company’s response to the hurricanes and tropical storms of the past several storm seasons was well-planned and well-executed.

Elements of Executive Compensation

The Compensation Committee uses a balanced set of pay elements to determine executive compensation levels, including base salaries, short-term cash performance bonuses and long-term equity incentives comprised of restricted stock awards and, in the case of the chief executive officer, stock purchase option awards. We believe these elements create appropriate incentives for driving strong corporate performance, align the interests of our executives with those of our shareholders, and enable us to retain and reward outstanding executive talent.

Restricted stock awards may vest over time or if the Company stock price reaches certain target levels. In either case, the awards create a significant incentive for achieving long-term financial and strategic goals and serve to retain talented executives. When determining equity awards, the Committee considers competitive market dynamics, peer-group compensation levels and the Company’s overall financial performance.

The Compensation Committee believes that reducing cash bonus compensation in favor of equity linked compensation further enhances alignment between our management team and our shareholders.

The compensation program for our chief executive officer is designed to reward outstanding performance and align pay with the interests of shareholders. During 2022, our chief executive officer was paid only a base salary with no bonus or additional awards of equity. The chief executive officer’s 2022 compensation was consistent with our long-term incentive program, which included one-time multi-year grants awarded in 2021, as well as a discretionary bonus tied to the overall profitability of HCI Group.

Benchmarking

To attract and retain key executives, we carefully consider our market environment when setting pay levels for our executives, recognizing that we are in a highly competitive industry in which talented people are a significant driver of value.

The company’s incentive program was designed using two groups of peer companies representing the principal potential talent market: the property and casualty insurance industry and the software industry. While the Company’s primary business is property and casualty insurance, its success relies on the internal development and implementation of custom software. The two peer groups comprise the following companies:

Insurance Industry

Amerisafe Inc.

*FedNat Holding Company

*Heritage Insurance Holding, Inc.

Investors Title Company

Kinsale Capital Group

Lemonade, Inc.

NI Holdings, Inc.

Palomar Holdings, Inc.

Protective Insurance Corporation

*United Insurance Holdings Corp.

*Universal Insurance Holdings, Inc.

Software Industry American Software, Inc. AppFolio, Inc. Benefitfocus, Inc. Bottomline Technologies, Inc. Ebix, Inc. Majesco MicroStrategy Incorporated Q2 Holdings, Inc. QAD, Inc. Qualys, Inc.

*	Member of Core Peer Group.

HCI Group, Inc. 2023 Proxy Statement	31

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The companies within each peer group are all U.S.-based publicly held companies similar in size to our Company.

While all companies in the above groups were used to design the compensation program, each year, the Compensation Committee benchmarks compensation using a core peer group of publicly held property and casualty insurance companies based in Florida (the Core Peer Group) because these companies are similar to us in terms of insurance services and market opportunity. The members of the Core Peer Group are indicated in the table above. The Committee reviews the compensation, financial performance and shareholder returns of these core peer companies when finalizing the total compensation award for our chief executive officer. The cash bonus and total compensation for our CEO may be higher or lower than the target reference point for chief executive officers in the Core Peer Group because of factors such as performance and retention, as well as size and complexity of the job.

The following table shows the compensation of chief executive officers in our core peer group based on the disclosures in their proxy statements.

	(in $ thousands)
Company	Salary	Cash Bonus	Stock Awards	Equity Options Awards	Other	Total Compensation

2022 HCI	$950.0	$—	$—	$—	$81.1	$1,031.1

2021 HCI	$734.6	$—	$1,323.5	$5,550.0	$128.6	$7,736.7

FedNat Holding Company – 2021	$1,000.0	$—	$252.0	$—	$17.4	$1,269.4

Heritage Insurance Holdings, Inc. – 2021	$1,000.0	$740.0	$1,250.0	$—	$24.3	$3,014.3

United Insurance Holdings Corp. – 2021	$150.0	$—	$29.4	$—	$1.2	$180.6

Universal Insurance Holdings, Inc. – 2021	$1,000.0	$—	$1,468.0	$1,000.0	$72.5	$3,540.5

The following table summarizes the share price performance and dividend payouts of companies in our Core Peer Group based on the disclosures in their filings with the Securities and Exchange Commission.

Company	12/31/2022 Market Cap (in $ millions)	12/31/2021 Stock Price	12/31/2022 Stock Price	% Change	2022 Dividends per Share

HCI Group, Inc.	$340.4	$83.54	$39.59	-53%	$1.60

FedNat Holding Company	$—	$1.41	$0.00	-100%	—

Heritage Insurance Holdings, Inc.	$46.0	$5.88	$1.80	-69%	$0.12

United Insurance Holdings Corp.	$45.9	$4.34	$1.06	-76%	$0.06

Universal Insurance Holdings, Inc.	$321.8	$17.00	$10.59	-38%	$0.77

The Company’s share price performance and record of consistent dividend payments have provided solid returns to shareholders, both in absolute terms and relative to the Company’s core peer group. The illustration below shows that the total shareholder return of HCI shares over the past five years was 54% compared with a negative return for the Company’s core peer group over the same period. The Compensation Committee views total shareholder return as highly indicative of company performance over the long-term.

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MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Comparison of HCI to its core peer group using total shareholder return for the last five years:

Role of the Board of Directors, Management and Consultants in Compensation Decisions

The Compensation Committee views the determination of compensation as a collaborative effort, and it welcomes and seeks input from executive officers, other directors and shareholders.

At least annually, before executive compensation is set for the year, the Compensation Committee discusses its compensation philosophy with the full Board of Directors and briefs the Board of Directors on the structure of the Company’s executive compensation programs. The Chair reports to the Committee and the Board of Directors any material issues raised during shareholder discussions, and the Committee and the Board of Directors, in good faith, address those issues.

In setting compensation for the named executive officers other than the chief executive officer, the Compensation Committee invites the chief executive officer to present his evaluation of each named executive officer’s performance during the year and provide recommendations regarding each executive’s base salary, performance bonus and equity compensation. The Committee has full authority to accept, modify or reject these recommendations.

The Compensation Committee discusses the chief executive officer’s compensation and related proposals with him. Decisions regarding the chief executive officer’s compensation are made by the Committee and reviewed by the Board without Mr. Patel present.

To assist in determining the compensation of our chief executive officer and named executive officers, the Company periodically engages the services of leading compensation advisory firms. In 2020, following discussion with shareholders, the Compensation Committee undertook an assessment of the compensation program for the chief executive officer and our named executive officers and retained Pearl Meyer, a leading executive compensation firm, to assist with this review. The purpose of the review was to understand current best practices in compensation design and to identify areas where the Company’s pay programs can be improved in order to strengthen alignment with shareholder interests and promote the long-term success of our strategy.

Compensation Committee Engagement with Shareholders

The Compensation Committee considers the opinions of shareholders in making compensation decisions. Each year we engage with our shareholders at least twice – once during the “off season” and once prior to proxy voting. The purpose of the “off-season” conference calls is to understand investor perspectives regarding compensation, governance and any additional matters, and to update shareholders on our compensation and governance initiatives.

HCI Group, Inc. 2023 Proxy Statement	33

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In 2022, we reached out to shareholders representing approximately 78% of our outstanding common stock. Board member and our investor relations staff spoke with 23 shareholders representing approximately 55% of the Company’s outstanding common stock. To assist with our shareholder engagement program, we have retained the proxy advisory firm, Alliance Advisors.

In 2022, 66% of shareholders approved, on an advisory basis, of compensation paid to our named executive officers. Following this result, we responded by increasing our level of engagement with a focus on gathering feedback from key shareholders to explore their views on executive compensation. Shareholders were largely supportive of our executive compensation program but wanted to better understand the nature of multi-year grants awarded in 2021 under our long-term incentive program. Shareholders also wanted insight into our evaluation of alternative performance-based compensation frameworks. In response, we took the following actions in 2022:

•	We added additional disclosure around multi-year grants awarded in 2021 to better explain how they relate to a six-year horizon and the investment we received from Centerbridge Partners.

•	We commissioned an internal study to investigate alternatives to HCI’s existing performance-based pay structure, including relative total shareholder return, among other metrics.

•	We made no increases to base salary, paid no bonuses and granted no additional equity to our named executive officers in 2022, consistent with our long-term compensation plan.

The Compensation Committee believes that additional disclosure around our multi-year awards under our long-term compensation program, the absence of any new awards in 2022, and the steps taken this year to evaluate new performance-based pay structures constitute meaningful action aimed at addressing concerns raised by shareholders in 2022. We look forward to continuing an active dialog with our shareholders through our ongoing outreach efforts.

2022 Company Performance

Progress towards the Company’s financial and strategic goals drive our compensation decisions. Measuring performance is inherently subjective and includes the evaluation of both financial and nonfinancial factors including the Company’s success in advancing strategic initiatives, responding to hurricanes and other catastrophic events, and satisfying policyholders and regulators.

No formula or set of metrics can properly measure all aspects of our company’s performance in a given year. Therefore, the Compensation Committee retains discretion in awarding cash, equity and other benefits to executives.

HCI Group reported a net loss in 2022 of $54.6 million, or $6.24 loss per share. Gross earned premiums grew 26% while our consolidated gross loss ratio increased to 51.3%. Lower net income and an increase in our gross loss ratio during the year was primarily due to losses from Hurricane Ian. TypTap Insurance Company, our technology driven insurance subsidiary, increased gross earned premium 70% compared with 2021 while growing its footprint to thirteen states by year-end. Customer retention remains a key success factor for our business, and on that measure, we were pleased that policyholders in our Homeowners Choice subsidiary have remained loyal customers for more than six years on average. We believe customer retention indicates an excellent level of customer service, among other factors.

Our business performance in 2022 was impacted by Hurricane Ian and other weather events, higher interest rates, litigation costs, and financial market volatility. Companies in the insurance technology industry faced funding pressure and elevated loss trends, while competitors in the Florida homeowners market were buffeted by higher interest rates, catastrophic losses, and inflation. HCI Group successfully navigated this challenging backdrop through a series of proactive and decisive actions, allowing us to grow premiums, expand our footprint, and finish the year in a strong financial position. In May 2022, we issued $172.5 million in convertible notes at a rate of 4.75%; in June 2022, we secured a robust reinsurance program with four towers and over $2.1 billion in single event limit; and throughout the year, we took steps to improve margins through strict underwriting and disciplined rate actions. These actions allowed our company to absorb the impact of Hurricane Ian in the third quarter of 2022 and improve margins in the fourth quarter of 2022.

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MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Capital allocation continues to be a keystone of our corporate strategy. We started the year with over $600 million in cash and cash equivalents and less than $50 million in fixed maturity securities. With cash on hand, we were able to invest at higher rates of return as interest rates increased and avoided significant unrealized losses that plagued banks and insurance companies with longer dated bond portfolios. We also sold property in our Greenleaf subsidiary for a gain of more than $13 million, highlighting the value embedded in our real estate portfolio. These actions helped to more than double our investment income during the year. Lastly, we repurchased close to 400,000 shares at an average price of $44 per share while paying $15 million in dividends to our shareholders.

Over the long term, the Company has generated steady profitability, best-in-class profit margins and consistent dividend payments. The Company has been profitable in 56 of the last 61 quarters and paid dividends in 50 consecutive quarters. Our return on equity (ROE) has averaged 12% over the past decade, with strong levels of earnings before interest and taxes (EBIT) in years we were not impacted by natural catastrophes. Weather-related events including hurricanes impact our financial results in certain years but are outside the control of management. However, our risk management programs and responses to these events are within the control of management. In the opinion of the Compensation Committee, the Company’s response to recent hurricanes was well planned and well executed.

Executive Officers of the Company

The following table provides information with respect to our named executive officers as of April 12, 2023:

Name	Age	Title

Paresh Patel	60	Chairman and Chief Executive Officer

Karin Coleman	62	Chief Operating Officer; President of Homeowners Choice

Mark Harmsworth	59	Chief Financial Officer

Andrew L. Graham	65	Vice President, General Counsel and Corporate Secretary

Anthony Saravanos	52	Division President — Real Estate

Biographical information for Paresh Patel, Anthony Saravanos and Karin Coleman appears above under the heading Directors.

MARK HARMSWORTH

Chief Financial Officer

QUALIFICATIONS

Mark Harmsworth has served as the Chief Financial Officer of our Company since May 2017. He joined HCI in December 2016 as Senior Vice President of Finance. Since

2014, Mr. Harmsworth has served as President of JMH Consultancy Group, L.L.C., of which he is the sole member and through which, from 2014 to 2016, he served as consulting Chief Strategy Officer for Stewart Information Services Corporation, a New York Stock Exchange listed global real estate services company. Mr. Harmsworth has served in a range of executive leadership positions, including, from 2011 to 2013, as Chief Operating Officer for Ipromoteu.com, Inc., technology-enabled outsourced service provider to the promotional products industry headquartered in Wayland, Massachusetts; from 2006 to 2011, as Chief Financial Officer of First American Title Insurance Company, a global specialty insurance company headquartered in Santa Ana, California; from 2002 to 2006, as Senior Executive Vice President of First Canadian Title Insurance Company, a title insurance company located in Oakville, Ontario; and, from 1989 to 1999, as Executive Vice President of RE/MAX Ontario-Atlantic Canada Inc., a regional sub-franchisor of RE/MAX real estate brokerage services in eastern Canada, the eastern United States and Europe. Mr. Harmsworth is a Certified Public Accountant and holds a Bachelor of Commerce degree from the University of Toronto.

HCI Group, Inc. 2023 Proxy Statement	35

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

ANDREW L. GRAHAM

Vice President, General Counsel and Corporate Secretary

QUALIFICATIONS

Andrew L. Graham has served as our General Counsel and Corporate Secretary since June 1, 2008. Since 2015, Mr. Graham has served as a director and Chairman of the

Audit Committee for LM Funding America, Inc. (NASDAQ: LMFA), a Nasdaq listed specialty finance and Bitcoin mining company headquartered in Tampa, Florida. From 1999 to 2007, he served in various capacities, including general counsel for Trinsic, Inc. (previously named Z-Tel Technologies, Inc.), a publicly held provider of communications services headquartered in Tampa, Florida. From 2011 to 2016, Mr. Graham served on the Internal Audit Committee of Hillsborough County, Florida. From 2007 to 2011, he served on the Board of Trustees of Hillsborough Community College, a state institution serving over 46,000 students annually. Mr. Graham holds a Bachelor of Science degree with a major in accounting from Florida State University (1981) and a Juris Doctor (1987), as well as a Master of Laws (L.L.M.) (1988) in Taxation, from the University of Florida College of Law.

Arrangements as to Selection and Nomination of Executive Officers

We are aware of no arrangements as to the selection or appointment of executive officers.

2022 Executive Pay Decisions

The annual base salaries, annual cash performance bonuses and equity awards of our named executive officers in 2022 were as follows:

Name and Office	Base Salary ($)	Cash Bonus ($)	Equity Grant

Paresh Patel, Chairman and Chief Executive Officer	950,000	—	—

Karin Coleman, Chief Operating Officer; President, HCPCI	400,000	—	—

Mark Harmsworth, Chief Financial Officer	350,000	—	—

Andrew L. Graham, Vice President, General Counsel & Corporate Secretary	300,000	—	—

Anthony Saravanos, Divisional President—Real Estate Division	300,000	—	—

Mr. Patel’s annual base salary consists of $475,000 from each of HCI Group and TypTap Insurance Group.

As stated above, the Compensation Committee uses a balanced set of pay elements to determine executive compensation levels, including base salaries, short-term cash performance bonuses and long-term equity incentives comprised of restricted stock awards and, in the case of the chief executive officer, stock purchase option awards. We believe these elements create appropriate incentives for driving strong corporate performance, align the interests of our executives with those of our shareholders, and enable us to retain and reward outstanding executive talent. In the interest of providing enhanced disclosure to our shareholders, the following will discuss the Company’s decisions and actions on each component of executive compensation.

2022 Base Salary

The base salary for the chief executive officer and all the named executive officers remained unchanged in 2022.

2022 Bonus Decision

In deciding whether to award a cash bonus to the chief executive officer and our named executive officers for 2022, the Compensation Committee elected to use a holistic approach incorporating qualitative and quantitative factors. In its evaluation, the Committee considered past financial performance, new initiatives, changes in levels of responsibility, and industry conditions, among other factors. The Committee acknowledged the value of the management team’s leadership during a very difficult year for HCI Group and our industry but declined to use its discretion to award a bonus to the chief executive officer or any named executive officer.

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MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Specifically, the Compensation Committee believes the chief executive officer’s total compensation recognizes his significant contributions to the Company’s success and creates strong incentives to achieve long-term strategic goals and increase shareholder value. Over the past five years, the chief executive officer’s total compensation has fluctuated with the Company’s financial performance, which is consistent with our pay-for-performance philosophy. The following graph shows his annual cash bonus compared with return on equity, a key performance measure.

2021 Multi-Year Award

In February 2021, a fund associated with Centerbridge Partners, L.P. made a milestone investment of $100 million in our technology-driven insurance subsidiary, TypTap Insurance Group, Inc. A key item in Centerbridge’s interest in TypTap was the retention of the successful, tenured management team both at HCI Group and at TypTap. To this end, in connection with the Centerbridge transaction, the Company awarded restricted equity grants to our named executive officers as part of a one-time multi-year program. In addition to management retention, a main objective of this award was to incentivize our management team to achieve full realization of the value of our TypTap subsidiary as a standalone business. These grants were structured with input from our shareholders and were designed to cover a period of 6 years with both time and performance-based components. For the performance-based component of the grants, the compensation committee set challenging share price hurdles 81% and 142% above HCI’s share price at the date of the grant, with a one-year vesting period once the respective price target was reached. Furthermore, vesting was triggered only if share price hurdles were met on a sustained basis, for more than 30 days. Any restricted shares not vested after 6 years are subject to forfeiture. The Compensation Committee designed the 2021 multi-year award with input from shareholders and believes the structure of the program represents an incremental improvement over strictly time-based awards granted in prior years.

During 2021, as the Company made substantial progress toward its objectives, HCI’s share price appreciated more than 200%, triggering the $105 vesting threshold associated with one of our multi-year grants and activating a one-year vesting period for those shares.

In 2022, as the Company withstood a challenging year, no additional shares vested under these grants. Furthermore, the absence of additional restricted share awards in 2022 is consistent with the multi-year horizon contemplated by the Compensation Committee in the 2021 multi-year award. This demonstrates the value of this plan as a long-term compensation tool. The remaining grants awarded in 2021 to our named executive officers have a vesting threshold of $140 per share, representing a significant premium to our current share price, assuring management remains highly incentivized to execute on strategic objectives and goals. The chief executive officer’s long-term incentive also includes shares in TypTap, for which there is no current market, and 86% of which will only vest, if ever, if TypTap’s share price reaches certain thresholds, requiring meaningful action on the above-stated goal to realize TypTap’s value

HCI Group, Inc. 2023 Proxy Statement	37

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

as a standalone business. The below table identifies the shares awarded under the 2021 grant, and how many remain unvested.

Named Officer	2021 Awards	Vested during 2022	Unvested / Threshold
Paresh Patel	20,000 HCI Restricted shares(1)	10,000 - $105 threshold	10,000 - $140 threshold
Paresh Patel	1,480,935 TypTap Restricted shares(2)	51,553 time-based	154,662 time-based; 642,060 - $15 threshold; 632,660 - $20 threshold
Paresh Patel	5,000,000 TypTap Options(3)	1,250,000 time-based	3,750,000’ time-based
Karin Coleman	71,000 Restricted shares(4)	34,000 - $105 threshold 750 time-based	34,000 - $140 threshold 2,250 time-based
Mark Harmsworth	71,000 Restricted shares(4)	34,000 - $105 threshold 750 time-based	34,000 - $140 threshold 2,250 time-based
Andrew L. Graham	71,000 Restricted shares(4)	34,000 - $105 threshold 750 time-based	34,000 - $140 threshold 2,250 time-based
Anthony Saravanos	71,000 Restricted shares(4)	34,000 - $105 threshold 750 time-based	34,000 - $140 threshold 2,250 time-based
(1)

On February 26, 2021, Mr. Patel received a restricted stock grant of 20,000 shares, of which 10,000 shares vested on October 5, 2022, the first anniversary of the date on which applicable vesting conditions were met. Restrictions on the remaining 10,000 shares will vest, if ever, on the first anniversary of the date on which the company stock value first equals or exceeds $140 for 30 consecutive trading days on the applicable exchange. The grantee has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders.

(2)

On February 26, 2021, Mr. Patel received a restricted stock grant in a HCI subsidiary, TypTap Insurance Group, Inc., of 1,480,935 common shares. Restrictions on 206,215 shares will lapse in 51,553 share increments on February 26 of each year beginning in 2022. Restrictions on 642,060 will vest, if ever, on the first anniversary of the date on which the TypTap stock value first equals or exceeds $15 for 30 consecutive trading days on an exchange. Restrictions on the remaining 632,660 will vest, if ever, on the first anniversary of the date on which the TypTap stock value first equals or exceeds $20 for 30 consecutive trading days on an exchange.

(3)

On October 1, 2021, Paresh Patel received a grant of 5,000,000 stock options in a HCI subsidiary, TypTap Insurance Group, Inc., at an exercise price of $23 per TypTap share. The stock options have a vesting term of four years, with one fourth of the of the total option shares vesting on the first anniversary the grant and one sixteenth of the total option shares on the first day of each January, April, July, and October, thereafter.

(4)

On February 26, 2021, the named executive officer received a restricted stock grant of 71,000 shares. Restrictions on 3,000 shares will lapse in 750 share increments on February 26 of each year beginning in 2022. Restrictions on 34,000 shares vested on October 5, 2022, the first anniversary of the date on which applicable vesting conditions were met. Restrictions on the remaining 34,000 shares will vest, if ever, on the first anniversary of the date on which the company stock value first equals or exceeds $140 for 30 consecutive trading days on the applicable exchange. Each grantee has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders.

Accounting and Tax Considerations

In designing our compensation programs, we consider their potential accounting and tax effects on the Company and our employees. In allocating among different components of compensation, we consider the accounting expense and potential reward associated with each separate component of compensation.

To assist with the payment of their income taxes when their restricted shares vest or their stock options are exercised, our executives are entitled to surrender a portion of their holdings to the Company for the payment of taxes.

Section 162(m) of the Internal Revenue Code [Section 162(m)] generally disallows a tax deduction to a public corporation for compensation over $1,000,000 paid in any fiscal year to a company’s Chief Executive Officer or other named executive officers (excluding the company’s principal financial officer, in the case of tax years commencing before 2018). However, in the case of tax years commencing before 2018, the statute exempted qualifying performance-based compensation from the deduction limitation if certain requirements were met. Section 162(m) was amended in December 2017 by the Tax Cuts and Jobs Act to eliminate the exemption for performance-based compensation (other than with respect to certain grandfathered arrangements entered into prior to November 2, 2017)

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MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

and to expand the group of named executive officers who may be covered by the deduction limit under Section 162(m). For 2022, approximately $5,961,635 of HCI’s executive officer compensation was determined to be nondeductible under Section 162(m). The Compensation Committee expects in the future to authorize compensation in excess of $1,000,000 to one or more named executive officers that will not be deductible under Section 162(m) when it believes that doing so is in the best interests of HCI Group, Inc. and its shareholders.

Potential Payments Upon Termination or Change-in-Control

At December 31, 2022, Mark Harmsworth is the only named executive officer due cash compensation in the event of termination of employment.

Under his employment agreement, in the event of termination without good cause, Mr. Harmsworth is entitled to accrued base salary, accrued vacation pay and other time off, each through the date of termination. He will also be entitled to severance compensation of his base salary for 12 months after the date of termination. If we terminate Mr. Harmsworth’s employment for good cause, he will be entitled to only accrued base salary and accrued paid time off, each through the date of termination. If Mr. Harmsworth chooses to terminate his employment, he will be entitled to accrued base salary and accrued paid time off, each through the date of termination. The agreement provides that during the time of Mr. Harmsworth’s employment and for a period of 12 months after termination of employment, he will not enter into, engage in, be employed or consult with any business that competes with HCI.

Under our 2012 Omnibus Incentive Plan, restricted shares vest immediately upon a change of control unless the surviving entity assumes the obligation or issues replacement securities. Further, restricted shares vest immediately if the holder’s employment is terminated within 12 months after a change in control.

Clawback Policy

Our Compensation Committee charter contains a clawback policy. It provides that in appropriate circumstances the Committee will require an executive officer to reimburse the Company for incentive compensation payments predicated upon financial results that were subsequently restated and filed with the Securities and Exchange Commission.

Pension or Other Retirement Plan and Deferred Compensation Plans

The Company has a 401(k) Safe Harbor Profit Sharing Plan that qualifies as a defined contribution plan under Section 401(k) of the Internal Revenue Code. Under the 401(k) Plan, participating employees are eligible for Company matching and discretionary profit-sharing contributions. Plan participants may elect to defer up to one hundred percent of their pre-tax gross wages, subject to annual limitations. The Company matching contribution is limited to a maximum of four percent of the employee’s annual salary or wage and vests according to a graduated schedule based on years of service. Eligibility and vesting of the Company’s discretionary profit-sharing contribution is subject to the plan participant’s years of service. There has been no discretionary profit-sharing contribution since the 401(k) Plan’s inception.

Except for the Company’s 401(k) Safe Harbor Profit Sharing Plan described above, we have not had and currently do not have a pension or other retirement plan or a nonqualified deferred compensation plan. Accordingly, the pension benefit table, the nonqualified deferred compensation table, and any related disclosures have been omitted from the discussion herein. The Company’s 401(k) Plan matching contributions are described in footnote 1 to the Summary Compensation Table below.

HCI Group, Inc. 2023 Proxy Statement	39

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table provides summary information concerning compensation for services rendered in all capacities awarded to, earned by or paid to our named executive officers during the years ended December 31, 2022, 2021, and 2020. Note that Securities and Exchange Commission rules require us to report stock awards at the grant-date fair value of the entire award in the year of the grant rather than reporting this expense over the service period as we do for financial reporting purposes. Fair value of stock and option awards is estimated in accordance with Accounting Standards Codification (ASC) Topic 718 Compensation—Stock Compensation. Hence, in the table below, each amount appearing under Stock Awards and Option Awards is an estimate of the award’s fair value at the grant date, regardless of whether vesting has occurred. Stock and option awards included in the summary compensation below may contain service-only or market-based vesting conditions. The fair value of awards with service-only vesting conditions is based on the value of the Company’s stock on the grant date. The fair value of awards with market-based vesting conditions requires the use of a Monte Carlo simulation model and the assistance of a third-party valuation specialist to estimate the fair value. The actual values on the vesting date will almost certainly differ from the estimated values.

Name and Principal Position	Year	Salary	Bonus	Stock Awards		Option Awards		All Other Compensation(1)	Total

Paresh Patel Chief Executive Officer	2022	$950,000	—	—		—		$81,115	$1,031,115
	2021	$734,616	—	$1,323,468	(2)	$5,550,000	(3)	$128,615	$7,736,699
	2020	$986,539	$1,000,000	$1,838,800	(2)	$1,233,898	(3)	$170,230	$5,229,467

Karin Coleman Chief Operating Officer; President of HCPCI	2022	$400,000	—	—		—		$116,000	$516,000
	2021	$373,077	—	$2,392,760	(2)	—		$105,500	$2,871,337
	2020	$233,654	$93,750	$159,355	(2)	—		$22,546	$509,305

Mark Harmsworth Chief Financial Officer	2022	$350,000	—	—		—		$112,938	$462,938
	2021	$345,385	—	$2,392,760	(2)	—		$101,565	$2,839,710
	2020	$332,308	$93,750	$159,355	(2)	—		$34,200	$619,613

Andrew L. Graham Vice President, General Counsel, and Corporate Secretary	2022	$300,000	—	—		—		$116,000	$416,000
	2021	$292,308	—	$2,392,760	(2)	—		$105,500	$2,790,568
	2020	$259,616	$93,750	$159,355	(2)	—		$23,585	$536,306

Anthony Saravanos Divisional President, Real Estate Division	2022	$300,000	—	—		—		$105,400	$405,400
	2021	$288,462	—	$2,392,760	(2)	—		$94,900	$2,776,122
	2020	$233,654	$93,750	$159,355	(2)	—		$13,200	$499,959
(1)

In 2022, Mr. Patel received $76,000 in cash dividends on unvested restricted stock and $5,115 in Company contributions to our 401(k) Plan, Mr. Harmsworth received $105,400 in cash dividends on unvested restricted stock and $7,538 in Company contributions to our 401(k) Plan, Mr. Graham received $105,400 in cash dividends on unvested restricted stock and $10,600 in Company contributions to our 401(K) Plan, Mr. Saravanos received $105,400 in cash dividends on unvested restricted stock, and Ms. Coleman received $105,400 in cash dividends on unvested restricted stock and $10,600 in Company contributions to our 401(k) Plan. In 2021, Mr. Patel received $120,000 in cash dividends on unvested restricted stock and $8,615 in Company contributions to our 401(k) Plan, Mr. Harmsworth received $94,750 in cash dividends on unvested restricted stock and $6,815 in Company contributions to our 401(k) Plan, Mr. Graham received $94,900 in cash dividends on unvested restricted stock and $10,600 in Company contributions to our 401(K) Plan, Mr. Saravanos received $94,900 in cash dividends on unvested restricted stock, and Ms. Coleman received $94,900 in cash dividends on unvested restricted stock and $10,600 in Company contributions to our 401(k) Plan. In 2020, Mr. Patel received $160,000 in cash dividends on unvested restricted stock and $10,230 in Company contributions to our 401(k) Plan, Mr. Harmsworth received $27,800 in cash dividends on unvested restricted stock and $6,400 in Company contributions to our 401(k) Plan, Mr. Graham received $13,200 in cash dividends on unvested restricted stock and $10,385 in Company contributions to our 401(K) Plan, Mr. Saravanos received $13,200 in cash dividends on unvested restricted stock, and Ms. Coleman received $13,200 in cash dividends on unvested restricted stock and $9,346 in Company contributions to our 401(k) Plan.

(2)	See the description, table and footnotes under Outstanding Equity Awards at December 31, 2022 below, which include details of each of these 2021 and 2020 grants.
(3)

This amount was calculated in accordance with ASC Topic 718. The assumptions used in calculating the amount are discussed at Note 21 Stock-Based Compensation of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on March 10, 2023.

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MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Grants of Plan-Based Awards for 2022

There were no grants of Plan-Based Awards during 2022.

Outstanding Equity Awards at December 31, 2022

The following table sets forth information regarding outstanding stock option and restricted stock awards held by our named executive officers at December 31, 2022, including the number of shares underlying both exercisable and unexercisable portions of each option as well as the exercise price and expiration date of each outstanding option.

Name	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Paresh Patel	110,000	—	(2)	—	$40	1/7/2027	—		—	—	—
	110,000	—	(2)	—	$40	2/8/2028	—		—	—	—
	82,500	27,500	(2)	—	$53	1/15/2029	—		—	—	—
	55,000	55,000	(2)	—	$48	1/16/2030	—		—	—	—
	1,250,000	3,750,000	(2)	—	$23	10/1/2031	—		—	—	—
	—	—		—	—	—	10,000	(3)	395,900	—	—
	—	—		—	—	—	20,000	(3)	791,800	—	—
	—	—		—	—	—	10,000	(3)	154,700	—	—
	—	—		—	—	—	154,662	(3)	191,781	—	—
	—	—		—	—	—	642,060	(3)	83,468	—	—
	—	—		—	—	—	632,660	(3)	50,613	—

Karin Coleman	—	—		—	—	—	875	(4)	34,641	—	—
	—	—		—	—	—	1,750	(5)	69,283	—	—
	—	—		—	—	—	2,250	(6)	89,078	—	—
	—	—		—	—	—	34,000	(7)	525,980	—	—

Mark Harmsworth	—	—		—	—	—	875	(4)	34,641	—	—
	—	—		—	—	—	1,750	(5)	69,283	—	—
	—	—		—	—	—	2,250	(6)	89,078	—	—
	—	—		—	—	—	34,000	(7)	525,980	—	—

Andrew L. Graham	—	—		—	—	—	875	(4)	34,641	—	—
	—	—		—	—	—	1,750	(5)	69,283	—	—
	—	—		—	—	—	2,250	(6)	89,078	—	—
	—	—		—	—	—	34,000	(7)	525,980	—	—

Anthony Saravanos	—	—		—	—	—	875	(4)	34,641	—	—
	—	—		—	—	—	1,750	(5)	69,283	—	—
	—	—		—	—	—	2,250	(6)	89,078	—	—
	—	—		—	—	—	34,000	(7)	525,980	—	—

(1)

The market value for the service-based shares of stock that have not yet vested was determined using the closing market price of our common stock on December 31, 2022. The closing market price on December 31, 2022 was $39.59 per share. The market value of shares with market-based vesting conditions that have not yet vested was determined by using a Monte Carlo simulation method, which calculates many potential outcomes for an award and then establishes fair value based on the most likely outcome. The fair value calculated for shares with a market-based vesting threshold of $140 was $15.47 per share.

(2)

On January 7, 2017, Mr. Patel was granted 110,000 stock options with an exercise price of $40 and an expiration date of January 7, 2027. On February 8, 2018, Mr. Patel was granted 110,000 stock options with an exercise price of $40 and an expiration date of February 8, 2028. On

HCI Group, Inc. 2023 Proxy Statement	41

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

January 15, 2019, Mr. Patel was granted 110,000 stock options with an exercise price of $53 and an expiration date of January 15, 2029. On January 16, 2020, Mr. Patel was granted 110,000 stock options with an exercise price of $48 and an expiration date of January 16, 2030. On October 1, 2021, Mr. Patel was granted 5,000,000 stock options in a HCI subsidiary, TypTap Insurance Group, Inc., with an exercise price of $23 and an expiration date of October 1, 2031.The options will vest in equal installments over four years, so long as Mr. Patel remains employed by the Company.
(3)

On January 15, 2019, Mr. Patel was granted 40,000 shares of restricted stock. Restrictions on 10,000 shares lapse on January 15 of each year following the year of the grant. On January 16, 2020, Mr. Patel was granted 40,000 shares of restricted stock. Restrictions on 10,000 shares lapse on January 16 of each year following the year of the grant. On February 26, 2021, Mr. Patel was granted 10,000 shares of restricted stock which will vest, if ever, on the first anniversary of the date on which the company stock value first equals or exceeds $140 for 30 consecutive trading days on the applicable exchange. Mr. Patel has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders. On February 26, 2021, Mr. Patel received a restricted stock grant in a HCI subsidiary, TypTap Insurance Group, Inc. of 1,480,935 shares. Restrictions on 206,215 shares will lapse in 51,553 share increments on February 26 of each year following the year of the grant. Restrictions on 642,060 will vest, if ever, on the first anniversary of the date on which the TypTap stock value first equals or exceeds $15 for 30 consecutive trading days on an exchange. Restrictions on the remaining 632,660 will vest, if ever, on the first anniversary of the date on which the TypTap stock value first equals or exceeds $20 for 30 consecutive trading days on an exchange.

(4)

On June 14, 2019, 3,500 restricted shares were granted to the named executive officer. Restrictions on 875 shares will lapse on May 20 of each year beginning on May 20, 2020. The officer has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders.

(5)

On May 26, 2020, 3,500 restricted shares were granted to the named executive officer. Restrictions on 875 shares will lapse on May 20 of each year beginning on May 20, 2021. The officer has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders.

(6)

On February 26, 2021, 3,000 restricted shares were granted to the named executive officer. Restrictions on 750 shares will lapse on February 25 of each year beginning on February 25, 2022. The officer has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders.

(7)

On February 26, 2021, 34,000 restricted shares were granted to the named executive officer. Restricted shares will vest, if ever, on the first anniversary of the date on which the company stock value first equals or exceeds $140 for 30 consecutive trading days on an exchange. The officer has all the rights of a shareholder in connection with the restricted shares including the right to receive dividends at the same rate applicable to all common shareholders.

Option Exercises and Stock Vested in 2022

The following table sets forth information regarding option exercises and stock vested by our named executive officers during the year ended December 31, 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Paresh Patel	—	—	91,553	(1)	2,797,223	(1)

Karin Coleman	—	—	37,375	(2)	1,546,109

Mark Harmsworth	—	—	37,375	(3)	1,546,109

Andrew L. Graham	—	—	37,375	(4)	1,546,109

Anthony Saravanos	—	—	37,375	(5)	1,546,109
(1)

Mr. Patel’s number of shares acquired on vesting consist of 40,000 from HCI and 51,553 from TypTap Insurance Group. Mr. Patel’s value on vesting consists of $2,497,700 from HCI and $299,523 from TypTap Insurance Group.

(2)

14,242 of these shares were surrendered to cover Ms. Coleman’s minimum federal income tax liability, for a net issuance of 23,133 shares. The market value of the shares surrendered was approximately $578,378.

(3)

14,242 of these shares were surrendered to cover Mr. Harmsworth’s federal income tax liability, for a net issuance of 23,133 shares. The market value of the shares surrendered was approximately $578,378.

(4)	13,602 of these shares were surrendered to cover Mr. Graham’s federal income tax liability, for a net issuance of 23,773 shares. The market value of the shares surrendered was approximately $537,027.
(5)

14,240 of these shares were surrendered to cover Mr. Saravanos’s federal income tax liability, for a net issuance of 23,135 shares. The market value of the shares surrendered was approximately $578,249.

Compensation Policies Related to Risk Management

The Board of Directors has considered risks associated with the Company’s compensation policies and practices and identified no compensation policies or practices that are reasonably likely to have a material adverse effect on the Company.

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MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Employment Agreements

Compensation and other arrangements for our chief financial officer are set forth in an employment agreement, as described below.

Mark Harmsworth. On November 23, 2016, we entered into an employment agreement with Mr. Harmsworth, our chief financial officer. Mr. Harmsworth initially served as senior vice president of finance and assumed the role of chief financial officer on May 16, 2017. The agreement calls for a four-year term of employment beginning on December 5, 2016 and will automatically renew for additional one-year terms unless either party delivers written notice of non-renewal at least 90 days before expiration of the initial term or any renewal term. During the term of the agreement, Mr. Harmsworth will be paid a base annual salary of $300,000 (or higher amount as may be set from time to time by the Company’s Board of Directors). Mr. Harmsworth was paid an initial signing bonus of $15,000 and an additional bonus of $25,000 after one month of employment. In 2017, Mr. Harmsworth was entitled to a bonus of not less than $100,000. He is entitled to any additional compensation provided by resolution of the Company’s Board of Directors or applicable committee of the Board of Directors. Mr. Harmsworth was awarded 40,000 shares of restricted stock subject to a four-year vesting period. He is also entitled to participate in our medical, dental, life, disability and retirement benefits plans, if any, upon substantially the same terms applicable to other Company executives.

CEO Pay Ratio

In accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the total annual compensation of our chief executive officer, Paresh Patel, to the total annual compensation of our median employee.

For 2022, our last completed fiscal year:

•	The median employee total annual compensation (excluding our chief executive officer) was $65,649

•	Our chief executive officer’s total annual compensation as reported in our 2022 Summary Compensation Table was $1,031,115

•	The ratio of chief executive officer to median employee total annual compensation was 16 to 1

In determining the median employee, we prepared a list of employees as of December 31, 2022 which consisted of a total of 635 employees with 533 located in the United States and 102 (16%) located in India. We then identified our median employee based on total annual compensation calculated with the same methodology used for our named executive officers as set forth in our Summary Compensation Table. The components used to determine total annual compensation were annualized for those employees who were not employed for the full year of 2022. We did not adjust for the difference in cost of living between India and the Tampa Bay area. The median employee is based in the United States.

We have elected to disclose a supplemental ratio that includes the value of health care benefits paid by the Company. Because these benefits are provided on a broad, non-discretionary basis, the value is not required to be reported in the 2022 Summary Compensation Table. However, if we include the value of these benefits, the median employee total annual compensation would be $73,311 and the total annual compensation of our chief executive officer would increase by $7,734, resulting in a ratio of our chief executive officer’s annual total compensation to the annual total compensation of our median employee of 14 to 1.

We believe that the pay ratio presented above is a reasonable estimate. Because the Securities and Exchange Commission rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, this pay ratio may not be comparable to the pay ratio reported by other companies.

HCI Group, Inc. 2023 Proxy Statement	43

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pay Versus Performance
Under rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to calculate and disclose the “Compensation Actually Paid (“CAP”) to our named executive officers (NEOs) for the purpose of comparison to our company financial performance. The disclosure covers our three most recent fiscal years, which will expand incrementally over the next two years to a rolling five years. These amounts are calculated in accordance with applicable SEC rules, and do not reflect the actual amount of compensation earned by or paid to our named executive officers during each applicable year. Compensation decisions at HCI
Group
are made in accordance with the philosophy and process described in the “Compensation Discussion and Analysis” appearing previously in this document and are not replaced by CAP, a supplemental measure.
Pay versus Performance Table

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid to CEO (2)	Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs (3)	HCI Group Total Share- holder Return (4)	Core Peer Group Total Share- holder Return (5)	Net Income (in thousands) (6)	Relative Total Shareholder Return (percentile) (7)

2022	$1,031,115	($23,921,916)	$450,085	($2,249,190)	$94	$31	($54,603)	100	th

2021	7,736,699	29,124,167	2,819,434	5,193,003	193	51	7,242	100	th

2020	5,229,467	6,847,494	541,296	613,826	118	56	27,580	100	th
1)	Paresh Patel was our Chief Executive Officer in all years reported.
2)
Compensation actually paid (“CAP”) was calculated by beginning with the total amount reported in the Summary Compensation Table (the “SCT”) for the applicable year, (i) subtracting the grant date fair value of stock awards reported in the Stock Awards column of the SCT, (ii) subtracting the grant date fair value of option awards reported in the Option Awards column of the SCT, (iii) adding or subtracting the change in fair value of stock awards for the applicable year, and (iv) adding or subtracting the change in fair value of option awards for the applicable year. Fair value amounts were computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP.

The CAP paid to the CEO and average CAP paid to the
non-CEO
NEOs for 2022 is negative due to the change in the fair value of vested and unvested equity awards granted in prior years. The value of these awards is dependent on the HCI Group stock price, which declined 53% during 2022, and the estimated stock price of HCI’s subsidiary, TypTap Insurance Group, which decreased 81% during 2022. Conversely, for 2021, CAP is higher than the SCT amounts due to a 59% increase in the HCI stock price and a 475% increase in the share price of TypTap.

44	HCI Group, Inc. 2023 Proxy Statement

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The following is a reconciliation of the SCT total and the CAP for the CEO for each of the applicable years.
Reconciliation of SCT Total for CEO to Compensation Actually Paid to CEO:

	2022	2021	2020

SCT Total	$1,031,115	$7,736,699	$5,229,467

Subtract: grant date fair value of stock and option awards granted as disclosed in the SCT	0	(6,873,468)	(3,072,698)

Add: year-end fair value of stock and option awards granted in the covered year that remained unvested at the end of the covered year	0	21,882,036	3,634,200

Add or subtract: change in fair value of stock and option awards granted in prior years that remained unvested at the end of the covered year	(19,815,803)	6,065,125	1,084,575

Add or subtract: change in fair value of stock awards and option awards granted in prior years that vested in the covered year	(5,137,228)	313,775	(28,050)

Add or subtract: fair value on vesting date of stock or option awards granted and vested in the covered year	0	0	0

Subtract: fair value of stock or option awards at the end of the prior year that were forfeited during the covered year	0	0	0

CAP	($23,921,916)	$29,124,167	$6,847,494
3)
Paresh CAP for the other named executive officers was calculated in the same manner as described above for the CEO, except the amounts were averaged for each year. Following is a reconciliation of the average SCT total and the average CAP for the named executive officers, other than the CEO, for each of the applicable years. The names of each of our named executive officers (excluding Mr. Patel) included for purposes of calculating the average amounts for each applicable year are Karin Coleman, Mark Harmsworth, Andrew Graham, and Anthony Saravanos.

Reconciliation of average SCT total for other NEOs to Compensation Actually Paid to other NEOs:

	2022	2021	2020

SCT Total	$450,085	$2,819,434	$541,296

Subtract: grant date fair value of stock and option awards granted as disclosed in the SCT	0	(2,392,760)	(159,355)

Add: year-end fair value of stock and option awards granted in the covered year that remained unvested at the end of the covered year	0	4,525,780	183,050

Add or subtract: change in fair value of stock and option awards granted in prior years that remained unvested at the end of the covered year	(1,632,056)	164,010	32,627

Add or subtract: change in fair value of stock awards and option awards granted in prior years that vested in the covered year	(1,067,219)	76,539	16,208

Add or subtract: fair value on vesting date of stock or option awards granted and vested in the covered year	0	0	0

Subtract: fair value of stock or option awards at the end of the prior year that were forfeited during the covered year	0	0	0

CAP	($2,249,190)	$5,193,003	$613,826

HCI Group, Inc. 2023 Proxy Statement	45

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

4)
HCI Group Total Shareholder Return (“TSR”) represents the cumulative investment return of an initial fixed $100 investment in our common stock on December 31, 2019, assuming reinvestment of all dividends, through the end of the covered fiscal year. The HCI Group TSR reflected in the table above may not be indicative of future performance.

5)
Core Peer Group TSR represents the combined cumulative investment return of an initial fixed $100 investment in each of the companies comprising our core peer group, weighted by market capitalization at the beginning of each year. The companies are Universal Insurance Holdings, Inc., Heritage Insurance Holdings, Inc., United Insurance Holdings Corporation, and FedNat Holding Company.

6)	Reflects net income before non-controlling interests as reported in our Form 10-K for the applicable year.
7)	Total Shareholder Return, relative to our core peer group, is our company selected financial performance measure that we believe is most important in influencing NEO pay.
Financial Performance Measures Used to Link Company Performance and Compensation Actually Paid
The following is a list of financial performance measures which in our assessment represent the most important performance measures that influence compensation actually paid to the NEOs for 2022.

•	Relative Total Shareholder Return

•	Return on Equity

•	Earnings before interest and taxes

•	Gross Premiums Earned
Relationship between Pay and Performance
We are providing the following graphs showing the relationships between the information presented in the Pay versus Performance Table. Equity awards constitute a significant portion of compensation for our NEOs, and as a result, CAP will vary based on year-over-year changes in our stock price resulting in appreciation or depreciation in the value of equity awards granted to our NEOs. The value of equity awards will not be realized by the NEOs until the awards vest. The ultimate value of such awards is subject to changes in the stock price.

46	HCI Group, Inc. 2023 Proxy Statement

MATTER NO. 3 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

HCI Group, Inc. 2023 Proxy Statement	47

CORPORATE GOVERNANCE

We are committed to maintaining a high standard of corporate governance as an essential means of strengthening shareholder value. Accordingly, HCI has adopted the following policies and programs to promote effective corporate governance:

•	We have a strong Lead Independent Director position with a publicly available charter

•	A majority of our directors are independent

•	We prohibit derivative trading or hedging of our securities by our employees, officers, and Board members

•	We have no poison pill

•	Our Code of Conduct is designed to ensure the conduct of employees, officers and directors remains in compliance with laws, regulations and ethical principles

•	Our chief executive officer is required to hold shares equaling three times his or her base salary within five years of becoming chief executive officer

•	Within five years of joining the Board, each new director is expected to own at least $200,000 of our common stock

•

We have an established Board Observer Program to prepare individuals to serve on public company boards, particularly individuals from under-represented communities, and broaden our pool of available Board candidates

Board of Directors

HCI Group, Inc. conducts business through its officers and other employees under the direction of the chief executive officer and with the oversight of the Board of Directors to enhance the long-term value of the Company for its shareholders. The members of Board of Directors are periodically elected by the shareholders to oversee management and to ensure that the long-term interests of the Company and its shareholders are being served. Each director is expected to perform as a director in good faith with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the Company.

Board of Directors Leadership Structure

In our current Board leadership structure, Paresh Patel serves as Chairman of the Board and Chief Executive Officer. Mr. Patel’s role includes providing ongoing feedback on the direction and performance of the Company, serving as Chairman of regular meetings of the Board of Directors, setting the agenda of Board meetings and leading the Board of Directors in anticipating and responding to changes in our business. Mr. Patel also plays a significant role in formulating and executing the Company’s strategic plans, technology efforts and investment decisions. We believe Board oversight and planning is a collaborative effort among the directors, each of whom has unique skills, experience and education, and this structure facilitates collaboration and communication among the directors and management and makes best use of their respective skills.

The Board of Directors has established a Lead Independent Director position and adopted a Lead Independent Director Charter. The Lead Independent Director serves pursuant to that charter, which provides for the annual election of the Lead Independent Director by the independent directors. Our current Lead Independent Director is Gregory Politis. He was elected to that position in 2017 and re-elected in each year thereafter. The Board of Directors believes having a Lead Independent Director enhances management accountability to the Board of Directors.

Under the Lead Independent Director Charter, the Lead Independent Director has the following responsibilities:

•	To preside at all meetings of the Board of Directors at which the chairman of the Board is not present, including executive sessions of the independent directors

48	HCI Group, Inc. 2023 Proxy Statement

CORPORATE GOVERNANCE

•	To call meetings of the independent directors

•	To serve as the principal liaison between the chairman of the board and the independent directors, including providing the chairman feedback after Board meetings

•	To be available, when appropriate, for consultation and direct communication with shareholders

•	To lead the independent directors’ evaluation of the chief executive officer’s effectiveness as chairman of the board and chief executive officer

The Lead Independent Director also functions as a channel of communication between the Board and the Company’s shareholders and may be reached as described under Communicating with the Board of Directors on page 55. The Board of Directors continually reviews the effectiveness of this leadership structure to evaluate whether it remains appropriate for the Company and may determine to alter the structure at any time.

A current copy of the Lead Independent Director Charter is available on our website: www.hcigroup.com. Select “Investor Information” and then “Corporate Governance.”

Board Meetings

We have a very active and engaged Board of Directors. Typically, the Board of Directors meets monthly with additional meetings as necessary to review and discuss the performance of the Company, its plans and prospects and any immediate issues it faces. In addition, Board members, individually and in groups, often communicate informally with management and each other to discuss various matters.

In 2022, 12 Board meetings were held. All but two directors attended 100% of the Board and applicable committee meetings. No director attended less than 75% of the Board and applicable committee meetings. Directors are expected to attend all Board meetings with only occasional absences and to prepare by reading any materials presented to them in advance of the meetings. Directors are expected to participate fully in the activities of any Board committee to which they may be elected and likewise to attend and prepare for all committee meetings. In addition to its general oversight of management, the Board of Directors performs a number of specific functions, including:

(a)	Selecting, evaluating and compensating the chief executive officer and overseeing chief executive officer succession planning

(b)	Providing counsel and oversight on the selection, evaluation, development and compensation of senior management

(c)	Reviewing, monitoring, providing counsel and, where appropriate, approving fundamental financial and business strategies and major corporate actions

(d)	Assessing major risks facing the Company and reviewing options for their mitigation

(e)

Ensuring processes are in place for maintaining the integrity of the Company with respect to its financial statements; compliance with law and ethics; relationships with customers, vendors and agents; and relationships with other interested parties

Independent directors and other non-management directors meet and communicate regularly without management participation. Non-management directors include directors who are not executive officers of the Company or otherwise employed by the Company but are not considered to be independent by virtue of a material relationship, former status, family membership or any other reason. The Lead Independent Director presides at meetings of independent directors.

Committees of the Board of Directors

The Board of Directors has established four committees to assist the Board in performing its functions: the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Sustainability Committee. The current charters of these committees are published on the Company’s website, www.hcigroup.com, and are mailed to shareholders on written request. The members and the chairmen of the Board committees are elected annually by the Board of Directors. Committee members attended 100% of all committee meetings during 2022.

HCI Group, Inc. 2023 Proxy Statement	49

CORPORATE GOVERNANCE

Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with the Securities and Exchange Act of 1934. The Audit Committee’s responsibilities include the following:

•	Assisting our Board of Directors in its oversight of the quality and integrity of our accounting, auditing and reporting practices

•	Overseeing the work of our internal accounting and auditing processes

•	Overseeing the implementation of new accounting standards

•	Discussing with management our processes to manage business and financial risk

•	Making appointment, compensation and retention decisions regarding the independent registered public accounting firm engaged by the Company

•	Overseeing the independent registered public accounting firm’s qualifications, performance and independence and overseeing their efforts to prepare or issue audit reports on our financial statements

•

Establishing and reviewing the adequacy of procedures for the receipt, retention and treatment of complaints received by our Company regarding accounting, internal accounting controls or auditing matters, as well as addressing confidential, anonymous submissions of concern by employees regarding questionable accounting or auditing matters

•	Reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures

•	Reviewing and discussing with management and the independent registered public accounting firm matters related to the conduct of the audit and on critical audit matters

The Audit Committee comprises three members: Wayne Burks, chair, Jay Madhu and Sue Watts. Since our common shares are listed on the New York Stock Exchange, we are governed by its listing standards. Accordingly, each member of the Audit Committee meets the independence tests set forth in Section 303A.02 of the New York Stock Exchange Listing Manual and the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities and Exchange Commission. The Board of Directors has determined that Mr. Burks qualifies as an Audit Committee financial expert. The Audit Committee met formally eight times during 2022 and otherwise acted by unanimous written consent. The Board of Directors has adopted a written Audit Committee Charter. A current copy of the charter is available on our website www.hcigroup.com. Click “Investor Information” and then “Corporate Governance.”

Compensation Committee

The Compensation Committee’s responsibilities include the following:

•	Reviewing and approving the compensation programs applicable to our executive officers

•	Recommending to the Board of Directors the executive compensation programs and periodically reviewing administration policies for the programs

•

Reviewing and approving the corporate goals and objectives relevant to the compensation of the executive officers; evaluating the performance of the executive officers in light of those goals, objectives and strategies; and setting the compensation level of the executive officers based on this evaluation

•	Reviewing on a periodic basis the operation of our executive compensation programs to determine whether they are properly coordinated and achieving their intended purposes

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CORPORATE GOVERNANCE

•	Administering and making awards under the Company’s 2012 Omnibus Incentive Plan, and monitoring and supervising the administration of any other benefit plans the Company may have

•	Reviewing and approving compensation of outside directors

The Compensation Committee has the authority to determine the compensation of the named executive officers and the non-employee directors and to make equity awards under the Company’s 2012 Omnibus Incentive Plan. At least annually the Compensation Committee considers the results of the Company’s operations and its financial position and makes compensation determinations.

The Compensation Committee currently comprises three members: Eric Hoffman, chair, Gregory Politis and Lauren Valiente, each of whom meets the independence tests set forth in Section 303A.02 of the New York Stock Exchange Listing Manual. The Compensation Committee met formally three times during 2022 and otherwise acted by unanimous written consent. The Board of Directors has adopted a formal Compensation Committee Charter. A current copy of the charter is available on our website, www.hcigroup.com. Click “Investor Information” and then “Corporate Governance.” The Compensation Committee is committed to a pay-for-performance focus and open communications with shareholders.

Governance and Nominating Committee

The functions of the Governance and Nominating Committee include the following:

•	Establishing criteria for selection of potential directors, taking into account all factors it considers appropriate

•

Identifying and selecting individuals believed to be qualified as candidates to serve on the Board and recommending candidates to the Board to stand for election as directors at the Annual Meeting of Shareholders or, if applicable, at a special meeting of the shareholders

•	Recommending members of the Board to serve on the committees of the Board

•	Advancing the Board’s commitment to diversity by identifying outstanding individuals from diverse ethnic and cultural backgrounds for consideration as possible board members

•	Evaluating and ensuring the independence of each member of a Board committee that is required to be composed of independent directors

•	Developing and recommending to the Board a set of corporate governance principles appropriate for our Company and consistent with the applicable laws, regulations and listing requirements

•	Developing and recommending to the Board a Code of Conduct for our Company’s directors, officers and employees

•

Ensuring that the Company makes all appropriate disclosures regarding the process for nominating candidates for election to the Board, including any process for shareholder nominations, the criteria established by the committee in evaluating candidates for nomination for election to the Board, and any other disclosures required by applicable laws, regulations or listing standards

•

Reporting regularly to the Board regarding meetings of the Committee, other matters relevant to the Committee’s discharge of its responsibilities, and recommendations as the Committee may deem appropriate

The Governance and Nominating Committee currently comprises three members: Sue Watts, chair, Peter Politis and Eric Hoffman each of whom meets the independence tests set forth in Section 303A.02 of the New York Stock Exchange Listing Manual. The Governance and Nominating Committee met formally two times during 2022 and otherwise acted by unanimous written consent. The Board of Directors has adopted a written Governance and Nominating Committee Charter. A current copy of the charter is available on our website at www.hcigroup.com. Click “Investor Information” and then “Corporate Governance.”

The Governance and Nominating Committee identifies director candidates in numerous ways. Generally, the candidates are known to and recommended by members of the Board of Directors or management. In evaluating director candidates, the Governance and Nominating Committee considers a variety of attributes, criteria and factors, including experience, skills, expertise, diversity, personal and professional integrity, character, temperament, business

HCI Group, Inc. 2023 Proxy Statement	51

CORPORATE GOVERNANCE

judgment, time availability, dedication and conflicts of interest. At a minimum, director candidates must be at least 18 years of age and have such business, financial, technological or legal experience or education to enable them to make informed decisions on behalf of the Company. The Governance and Nominating Committee has not adopted a specific policy on diversity. However, in practice it has identified and recommended individuals of diverse ethnic, cultural and business backgrounds.

The Governance and Nominating Committee will consider director candidates recommended by shareholders. Any shareholder wishing to recommend one or more director candidates should send the recommendations before November 1 of the year preceding the next Annual Meeting of Shareholders to the Secretary of the Corporation, Andrew L. Graham, 3802 Coconut Palm Drive, Tampa, Florida 33619. Each recommendation should set forth the candidate’s name, age, business address, business telephone number, residence address, and principal occupation or employment and any other attributes or factors the shareholder wishes the Committee to consider, as well as the shareholder’s name, address and telephone number and the class and number of shares held. The Committee may require the recommended candidate to furnish additional information. The secretary will forward recommendations of qualified candidates to the Governance and Nominating Committee, and those candidates will be given the same consideration as all other candidates.

A shareholder wishing to nominate an individual for election to the Board of Directors at the Annual Meeting of Shareholders rather than recommend a candidate to the Governance and Nominating Committee must comply with the advance notice requirements set forth in our bylaws. See Shareholder Proposals for Presentation at the 2024 Annual Meeting on page 57 for further information.

Sustainability Committee

In March 2020, the Board created a Sustainability Committee to provide a greater focus and structure to carry out its oversight responsibilities on matters relating to environmental and social issues.

The functions of the Sustainability Committee include the following:

•	Providing oversight and guidance with respect to material environmental, social and other sustainability matters involving the Company

•	Receiving updates from management regarding the Company’s environmental, social and other sustainability activities

•

Reporting regularly to the Board regarding meetings of the Committee, other matters relevant to the Committee’s discharge of its responsibilities, and recommendations as the Committee may deem appropriate

•	Conducting or authorizing studies and investigations into any matter of interest or concern with respect to material environmental, social and other sustainability matters involving the Company

The Sustainability Committee is composed of three members: Lauren Valiente, chair, Anthony Saravanos, and Karin Coleman. The Sustainability Committee held two meetings in 2022.

The Board recognizes that many shareholders are keenly interested in sustainability issues and the Company’s policies and actions. We are committed to providing regular updates to our shareholders on these matters.

Oversight of Environmental and Social Matters

HCI Group, Inc. is committed to operating with integrity, contributing to our community, promoting diversity in our Board and our workforce, and managing the environmental risks to the Company. In addition, we take proactive steps to secure our data and safeguard our customers’ data.

We believe Environmental and Social oversight begins at the top. We have a Sustainability Committee, which is tasked with providing oversight and guidance with respect to material environmental, social and other sustainability matters, including the implementation of the Company’s Human Rights and Environmental Policy. Our Human Rights and Environmental Policy outlines our commitment to the environment, our employees and the community.

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CORPORATE GOVERNANCE

The following is a summary of our environmental and social policies and activities. Efforts are underway to increase the disclosure of our environmental and social initiatives through the creation of a dedicated portion of our webpage in 2023.

Environmental

The most material environmental risk to the Company is that of extreme weather. Notably, climate change may cause an increase in the number and intensity of extreme weather events that may affect our profitability. We work to mitigate this risk by offering insurance policies with only a one-year duration and securing reinsurance from other insurance companies that indemnify us against losses we might incur as the result of catastrophic events impacting our policyholders. We do not believe the Company is directly or indirectly a substantial generator of greenhouse gas emissions.

Social

Community Contribution

We believe in enriching our community through charitable work, including volunteer opportunities for our management and employees. HCI Group contributes to charitable causes throughout our community, and our employees participate in dozens of local charities. Some examples include Paint Your Heart Out Tampa, Metropolitan Ministries of Tampa, One Blood Florida Blood Services and Habitat for Humanity. Another charitable initiative encourages our partner agents to recommend their favorite causes, and the Company makes a contribution on their behalf. Charities like K9s for Warriors, Turkeys Take Flight and The Special Olympics are past beneficiaries from this initiative and bring HCI and our partner agents closer to the communities we serve.

Work Environment

We adhere to a harassment prevention policy which details how to report and respond to harassment issues and prohibits any form of retaliation. This includes mandatory harassment prevention training on a yearly basis for all employees.

We are committed to paying a living wage to all of our full-time employees. We offer competitive benefits to our employees including options for health coverage and short-term and long-term disability insurance at no cost to the employee.

Additionally, our Bravo program allows employees to earn paid time off as well as cash bonuses for engaging in charitable causes, continued education and professional development activities.

At the start of the COVID pandemic, we instituted a work-from-home environment for the health and safety of our employees. We have worked exceptionally well through all of the changes in our workplace environment, and after careful deliberation, with feedback from our stakeholders, we decided to make aspects of this arrangement more permanent through the implementation of a hybrid model, incorporating flexible work schedules. The hybrid model includes employee collaboration days, where each department gathers their team on-site every quarter for additional training, development, and team building. We believe this will continue to instill our strong corporate values and culture throughout the organization while providing our employees with increased flexibility.

Diversity

We value a diverse and inclusive work environment and accordingly our workforce consists of individuals of many races, religions, and national origins. We forbid any form of discrimination based upon race, gender, religion, or ethnicity. Beginning in 2022, we have authorized June 19 as a paid holiday for all employees. Juneteenth, also called Emancipation Day, Freedom Day, Jubilee Day and Black Independence Day, commemorates the end of slavery in the United States.

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CORPORATE GOVERNANCE

Our Board is highly diverse in terms of gender, ethnicity, culture, education and business backgrounds, and our U.S.-based workforce is approximately 61% female and 45% non-white. The graphics below do not account for our international workforce, which consists of approximately 100 employees located in Noida, India.

Access to Independent Advisors

The Board and its committees have the authority at any time to retain outside accounting, financial, compensation, recruiting, legal or other advisors. The Company will provide appropriate funding, as determined by the Board or any committee, to compensate such independent outside advisors, as well as to cover the ordinary administrative expenses incurred by the Board and its committees in carrying out their duties.

Director Attendance at Annual Meeting of Shareholders

Board members are encouraged but not required to attend the Annual Meeting of Shareholders. Due to safety concerns resulting from the COVID-19 pandemic, only three directors attended the 2022 Annual Meeting.

Board of Directors Role in Risk Oversight

The Board of Directors plays a significant role in monitoring risks to the Company and directly reviews matters involving major risks. For example, the Board annually reviews the level and design of our reinsurance programs. Reinsurance is insurance we buy from other insurance companies to cover hurricanes and other catastrophes. The Board of Directors also typically approves strategic initiatives and large or unusual investments or expenditures of the Company’s resources.

Our Board of Directors oversees our cybersecurity efforts and receives ongoing reports on those efforts from management. We maintain policies designed to safeguard our data and the data of our customers. We have adopted a Cyber Incident Response Plan and engage in penetration testing, internal and external audits of our cybersecurity controls, and simulated cyberattack scenarios to gauge our preparedness for these situations. We also provide mandatory cybersecurity training for all employees. We carry Cyber Insurance which includes access to a Cyber Incident Response team in the case of a cyber event.

The Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Sustainability Committee were established by the Board to assist in ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material operational, financial, compensation and compliance risks with executive management. The Audit Committee is responsible for assisting the Board of Directors in its oversight of the quality and integrity of our accounting, auditing and reporting practices, and discussing with management our processes to manage business and financial risk. The Compensation Committee considers risk in connection with its design of our compensation programs for our executives. The Governance and Nominating

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CORPORATE GOVERNANCE

Committee regularly reviews the Company’s corporate governance structure and Board committee assignments. The Sustainability Committee reviews environmental and social issues and their associated risks. Each committee regularly reports to the full Board of Directors.

Communicating with the Board of Directors

We have established procedures by which shareholders may communicate with members of the Board of Directors, individually or as a group. Shareholders wishing to communicate with the Board of Directors or a specific member of the Board may send written communications addressed to: Board of Directors, HCI Group, Inc., c/o Andrew L. Graham, Secretary of the Corporation, 3802 Coconut Palm Drive, Tampa, Florida 33619. The mailing envelope should clearly specify the intended recipient or recipients, which may be the Board of Directors as a group or an individual member of the Board. The communication should include the shareholder’s name and the number of shares owned. Communications that are not racially, ethically or religiously offensive, commercial, pornographic, obscene, vulgar, profane, defamatory, abusive, harassing, threatening, malicious, false or frivolous in nature will be promptly forwarded to the specified members of the Board of Directors. We have also established procedures by which all interested parties (not just shareholders) may communicate directly with our non-management or independent directors as a group. Any interested party wishing to communicate with our non-management or independent directors as a group may send written communications addressed to: Board of Directors, HCI Group, Inc., c/o Andrew L. Graham, Secretary of the Corporation, 3802 Coconut Palm Drive, Tampa, Florida 33619. The mailing envelope should clearly specify the intended recipients, which may be the non-management directors or the independent directors as a group. The Secretary will promptly forward the envelope for distribution to the intended recipients.

Board Observer Program

In 2018, we established a Board Observer Program to train selected individuals in public company board operations, governance and law, among other things, and prepare them to serve on public company boards. The program also provides for us a means to identify exceptionally well qualified candidates for our Board. In considering program participants, we emphasize segments of the population that may be underrepresented on public company boards. With limited exceptions, participants receive all board materials and are invited to attend and participate in all board meetings, although they do not have voting privileges.

Four participants in our Board Observer Program have served as members of our Board of Directors and one participant serves on the board of our subsidiary TypTap Insurance Group, Inc.

Director Education

We engage in ongoing efforts to educate our directors on matters important to their service as directors. Our General Counsel advises each new director on fiduciary duties and securities-reporting requirements. When a director is appointed to a new committee of the Board, the General Counsel advises the committee on the role of that particular committee under law, rules and the committee’s charter.

Annual Evaluations

The Board of Directors conducts an annual evaluation to determine if the Board and its committees are functioning effectively. Likewise, each Board committee conducts an annual self-evaluation to determine if it is functioning effectively.

Director Share Ownership Policy

We have a director share ownership policy that generally requires new directors to acquire $200,000 of the Company’s shares within five years of their initial election to the Board of Directors and then hold those shares until retirement from the Board.

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CORPORATE GOVERNANCE

CEO Share Ownership Policy

We believe ownership requirements align the interests of management and shareholders and promote a long-term focus. Under our CEO share ownership policy, the chief executive officer is required to hold shares equal in value to three times his or her base salary.

Ownership arrangements counted toward meeting the requirement include shares owned by the chief executive officer outright, shares owned jointly (or by the entireties) with the chief executive officer’s spouse, restricted shares issued to the chief executive officer by the Company and shares held for the chief executive officer in company-sponsored plans. The chief executive officer will have five years from the date of becoming chief executive officer to meet the applicable ownership requirement.

Mr. Patel currently meets this requirement and has never sold any of his shares.

Transactions with Related Persons

In February 2021, Centerbridge Partners invested $100 million into the Company’s subsidiary TypTap Insurance Group Inc. Our director Eric Hoffman is also a managing director of Centerbridge Partners.

Policies for Approval or Ratification of Transactions with Related Persons

Our policy for approval or ratification of transactions with related persons is for those transactions to be reviewed and approved by a majority of disinterested directors. That policy is set forth in both our Code of Conduct (See Code of Ethics below) and our Corporate Governance Guidelines, which can be found at www.hcigroup.com. Select “Investor Information,” “Corporate Governance,” and then “Corporate Governance Guidelines.” The policy provides no standards for approval. Directors apply individual judgment and discretion in deciding such matters.

Adverse Interests

We are not aware of any material proceedings in which an executive officer or director is a party adverse to the Company or has a material interest adverse to the Company.

Anti-Hedging Policy

To ensure the interests of our employees, officers and directors are aligned with the long-term interests of our shareholders, the Company has an anti-hedging policy that prohibits employees, officers and directors from directly or indirectly engaging in hedging transactions related to HCI’s securities. This includes the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, as well as the establishment of a short position in the Company’s securities.

Code of Ethics

We have adopted a Code of Ethics applicable to all employees and directors, including our chief executive officer and chief financial officer. The Code of Ethics is available on our website at www.hcigroup.com. Select “Investor Information” at the top, then select “Corporate Governance” and then “Code of Conduct.” We intend to disclose any change to or waiver from our Code of Ethics by posting such change or waiver to our website in the same section described above.

Corporate Governance Guidelines

To promote effective governance of the Company, we have adopted Corporate Governance Guidelines. A current copy of our Corporate Governance Guidelines is available on our website: www.hcigroup.com. Select “Investor Information” at the top, then select “Corporate Governance” and then “Corporate Governance Guidelines.”

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CORPORATE GOVERNANCE

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 filed for the year 2022, we believe all our directors, officers and beneficial owners complied with all Section 16(a) filing requirements applicable to them with the exception of Form 4s filed two days late by Karin Coleman, Anthony Saravanos, and Mark Harmsworth, and a Form 4 filed one day late by Wayne Burks.

Shareholder Proposals for Presentation at Next Year’s Annual Meeting

Shareholder proposals intended to be considered for inclusion in next year’s Proxy Statement and form of proxy for presentation at the 2024 Annual Meeting of Shareholders must comply with Securities and Exchange Commission Rule 14a-8. The deadline for submitting such proposals is January 2, 2024 (120 days before the date of this year’s mailing date without regard to the year), unless the date of the 2024 Annual Meeting is more than 30 days before or after the one-year anniversary date of the 2023 Annual Meeting, in which case proposals must be submitted a reasonable time before we print our proxy materials for the 2024 Annual Meeting.

Shareholders wishing to submit proposals for the 2024 Annual Meeting outside the process of Securities and Exchange Commission Rule 14a-8 must comply with the advance notice and other provisions of Article II, Section 11 of our bylaws. To be timely, notice of the proposal must be received by the Company by March 17, 2024, unless the date of the 2024 Annual Meeting is more than 30 days before or after the one-year anniversary date of the 2023 Annual Meeting, in which case the notice must be delivered at least 45 days before the Company sends its proxy materials to shareholders for the 2024 Annual Meeting.

Address proposals to HCI Group, Inc., Attention: Andrew L. Graham, Secretary of the Corporation, 3802 Coconut Palm Drive, Tampa, Florida 33619. The specific requirements for submitting shareholder proposals are set forth in Article II, Section 11 of our bylaws.

HCI Group, Inc. 2023 Proxy Statement	57

ABOUT THE ANNUAL MEETING

When and where is the meeting?

Time	3 p.m. Eastern Time
Date	Thursday, June 8, 2023
Place	HCI Corporate Headquarters
3802 Coconut Palm Drive
Tampa, Florida 33619

What is the purpose of the meeting?

The principal purposes of the Annual Meeting are to elect four directors to the Company’s Board of Directors; ratify the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and approve, on an advisory basis, the compensation of our named executive officers. Management will be available for questions from shareholders.

When were these materials mailed?

We began mailing this Proxy Statement on or about May 2, 2023.

Who is entitled to vote at the meeting?

Shareholders of record at the close of business on the record date, April 12, 2023, are entitled to vote in person or by proxy at the Annual Meeting. In general, shareholders are entitled to one vote per common share on each matter voted upon. In an election for directors, however, shareholders are entitled to vote the number of shares they own for as many director candidates as there are directors to be elected. The Board of Directors has determined that the Board of Directors should include four Class C directorships. Accordingly, since four directors are to be elected at this Annual Meeting, in electing directors, each share held will entitle the shareholder to four votes, one per director. Shareholders may not cumulate their votes. As of April 12, 2023, there were common shares outstanding of 8,596,673.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares outstanding will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as “WITHHOLD AUTHORITY” and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting but will not be counted for any other purpose. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular proposal and has not received instructions as to that proposal from the beneficial owner.

What is the difference between a shareholder of record and a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a “shareholder of record.” This Notice of Meeting and Proxy Statement has been provided directly to you by HCI Group, Inc. You may vote by ballot at the meeting or vote by proxy. To vote by proxy, sign, date and return the enclosed proxy card or follow the instructions on the proxy card for voting by telephone or internet. Alternatively, you may provide your own proxy to anyone to represent you and vote on your behalf at the meeting.

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ABOUT THE ANNUAL MEETING

If your shares are held for you in a brokerage, bank, or other institutional account (that is, held in “street name”), then you are not a shareholder of record. Rather, the institution is the shareholder of record and you are the “beneficial owner” of the shares. The accompanying Notice of Meeting and this Proxy Statement have been forwarded to you by that institution. If you complete and properly sign the accompanying proxy card and return it in the enclosed envelope or follow the instructions on the proxy card for voting by telephone or internet, the institution will cause your shares to be voted in accordance with your instructions. If you are a beneficial owner of shares and wish to vote in person at the Annual Meeting, then you must obtain a proxy, executed in your favor, from the shareholder of record (the institution).

How do I vote?

By Internet	By Phone	By Mail	In Person

www.proxyvote.com	Call the phone number listed on your proxy card	Follow the instructions on your proxy card	Vote by ballot at our Annual Meeting

By Ballot at the Meeting. If you are a shareholder of record and attend the Annual Meeting, you may vote in person by ballot at the Annual Meeting. To vote by ballot, you must register and confirm your shareholder status at the meeting. If the shareholder of record is a corporation, partnership, limited liability company or other entity of which you are an officer or other authorized person, then you should bring evidence of your authority to vote the shares on behalf of the entity. If your shares are held for you in a brokerage, bank, or other institutional account (that is, in “street name”), you must obtain a proxy, executed in your favor, from that institution (the shareholder of record) to vote your beneficially-owned shares by ballot at the Annual Meeting. In the election of directors (Matter No. 1), each share held by a shareholder of record will be entitled to four votes, one for each director to be elected. Your option with respect to each director will be to vote “FOR” the director or to abstain from voting. In the vote to ratify the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 (Matter No. 2), each share held by a shareholder of record will be entitled to one vote. Your options will be to vote “FOR” or “AGAINST” or to “ABSTAIN.” With respect to the advisory vote related to the compensation of our named executive officers (Matter No. 3), each share held by a shareholder of record will be entitled to one vote. Your options will be to vote “FOR” or “AGAINST” or to “ABSTAIN.”

By Proxy. If you complete, sign, and return the accompanying proxy card or follow the instructions on the proxy card for voting by telephone or internet, then your shares will be voted as you direct. In the election of directors (Matter No. 1), your options with respect to each director are to direct a vote “FOR” or to “WITHHOLD AUTHORITY.” In the proposal to ratify the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 (Matter No. 2), your options will be to direct votes “FOR” or “AGAINST” or to direct the proxy to “ABSTAIN” from voting on that proposal. With respect to the advisory vote related to compensation of our named executive officers (Matter No. 3), your options will be to direct votes “FOR” or “AGAINST” or to “ABSTAIN” from voting on that matter.

If you are a shareholder of record, then you may opt to deliver your completed proxy card in person at the Annual Meeting.

Can I vote by telephone or internet?

Yes. If you follow the instructions on the proxy card for voting by telephone or internet, your shares will be voted as you direct.

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ABOUT THE ANNUAL MEETING

What does it mean if I receive more than one proxy card?

When you own your shares in different ways, you will receive separate proxy cards for each mode of ownership. For example, you may own shares individually, as a joint tenant, in an individual retirement account, in trust, or in one or more brokerage accounts. You should complete, sign, and return each proxy card you receive or follow the telephone or internet instructions on each card. The instructions on each proxy card may differ. Be sure to follow the instructions on each card.

Can I change my vote or instruction?

Yes. You may follow the instructions on the proxy card to change your votes or instructions any time before midnight the day before the meeting.

In addition, if you are a shareholder of record, you may revoke your proxy any time before your shares are voted by filing with the secretary of the Company a written notice of revocation or submitting a duly executed proxy bearing a later date. If you file a notice of revocation, you may then vote (or abstain from voting) your shares in person at the Annual Meeting. If you submit a later dated proxy, then your shares will be voted in accordance with that later dated proxy. No such notice of revocation or later dated proxy, however, will be effective unless received by us at or before the Annual Meeting and before your shares have been voted at the meeting. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournment thereof as indicated on the proxy card. Sending in a proxy does not affect your right to vote in person if you attend the meeting, although attendance at the meeting will not by itself revoke a previously granted proxy.

If I submit a proxy card, how will my shares be voted?

Your shares will be voted as you instruct on the proxy card.

What happens if I submit a proxy card and do not give specific voting instructions?

If you are a shareholder of record and sign and return the proxy card without indicating your instructions, your shares will be voted in accordance with the recommendations of the Board of Directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at their own discretion. As of the date this Proxy Statement went to print, we did not know of any other matter to be raised at the Annual Meeting.

If you are a beneficial owner and you sign and return your proxy card without indicating your instructions, then your broker or nominee will vote, or not vote, in accordance with the rules of the New York Stock Exchange (provided the broker or nominee is a member of the New York Stock Exchange). If a voting matter is designated by the New York Stock Exchange as “routine” then your broker or nominee may vote or not vote in its own discretion. If a voting matter is designated “non-routine” by the New York Stock Exchange, then your broker or nominee cannot vote without your instructions.

Which voting matters are considered routine or non-routine?

In general, uncontested matters and matters not involving a merger or consolidation or affecting substantially the rights or privileges of the stock are considered routine under the rules of the New York Stock Exchange. Accordingly, we expect the New York Stock Exchange will designate as routine the proposal to ratify the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 (Matter No. 2) and brokers and other nominees will be permitted to vote on that matter. On the other hand, the New York Stock Exchange views matters involving the election of directors as non-routine. Accordingly, the election of directors (Matter No. 1) and the approval, on an advisory basis, of the compensation of our named executive officers (Matter No. 3) will be designated by the New York Stock Exchange as non-routine and brokers and other nominees will not be permitted to vote on these matters without instructions from the beneficial owner.

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ABOUT THE ANNUAL MEETING

What happens if I do not submit a proxy card and do not vote by telephone or internet?

If you are a shareholder of record and you neither designate a proxy nor attend the Annual Meeting, your shares will not be represented at the meeting. If you are the beneficial owner of shares held in the name of a member of the New York Stock Exchange, that member may vote in its discretion on matters deemed routine by the New York Stock Exchange. Without your instruction, the member may not vote on matters considered “non-routine.”

What are the Board’s recommendations?

The Board’s recommendations are set forth elsewhere in this Proxy Statement. In summary, the Board recommends votes:

➢	FOR election of the following nominees for director positions:

Wayne Burks

Jay Madhu

Anthony Saravanos

Peter Politis

➢	FOR ratification of the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

➢	FOR approval of the advisory vote related to the compensation of our named executive officers.

What vote is required to approve each item?

Election of directors. In the election of directors, the four highest recipients of “FOR” votes will be elected. A properly executed proxy card marked “WITHHOLD AUTHORITY” with respect to the election of one or more director nominees will not be voted with respect to the director or directors indicated, even though it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting.

Ratification of appointment of independent registered public accounting firm. The proposal to ratify the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 will be approved if the number of votes for the proposal exceeds the number of votes against the proposal.

Approval, on an advisory basis, of the compensation of our named executive officers. With respect to the advisory vote related to the compensation of our named executive officers, the matter is approved if the number of votes for the proposal exceeds the number of votes against the proposal.

Other Matters. We do not anticipate other matters coming to a vote at the Annual Meeting. Should any other matter be brought to a vote, the matter will be approved if the number of votes favoring the matter exceeds the number of votes opposing the matter.

How will votes be counted?

All votes will be tabulated by the secretary of the Company. We have engaged Broadridge Financial Solutions, Inc. to collect and tabulate proxy instructions. Although abstentions and broker non-votes are each included in the determination of the number of shares present, they are not counted on any matters brought before the meeting.

Who is paying for the preparation and mailing of the proxy materials and how will solicitations be made?

We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers, or employees in person or by mail, telephone, facsimile or electronic transmission. We have requested brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to beneficial owners and have agreed to reimburse those institutions for their out-of-pocket expenses. We have engaged Alliance Advisors LLC to assist with the solicitation of proxies for an estimated fee of $19,000 plus expenses.

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ABOUT THE ANNUAL MEETING

Are there rules of conduct?

To ensure fair, orderly and constructive meetings, the Board of Directors has adopted the following rules of conduct for shareholder meetings.

1.	All attendees must register before entering the meeting room.

2.	The meeting will follow the schedule set forth on the agenda.

3.	Only shareholders of record as of the record date or their duly authorized representatives are entitled to vote or address the meeting.

4.	No business will come before the meeting except in compliance with Article II, Section 11 of our bylaws and its prior-notice requirements.

5.	No one may address the meeting unless called upon by the presiding officer of the meeting.

6.

Each speaker will be limited to three minutes and three questions. Questions and comments must be directly relevant to the Company’s business or operations. Questions or comments that are repetitious, relate to pending or threatened litigation, or deal with general economics, politics or public policy are prohibited.

7.	Rude, disruptive behavior is prohibited.

8.	The use of cameras, audio or video recording equipment, communications devices or similar equipment is prohibited.

9.	Attendees who violate these rules may be removed.

10.	The decisions of the presiding officer in interpreting and enforcing these rules of conduct will be final.

Forward-Looking Statements

This Proxy Statement may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “confident,” “prospects” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the company’s filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company’s business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

62	HCI Group, Inc. 2023 Proxy Statement

APPENDIX A: Reconciliation of Non-GAAP Financial Measures

Earnings before interest and taxes (EBIT) is a financial measurement not recognized in accordance with generally accepted accounting principles (GAAP) in the United States of America and should not be viewed as an alternative to GAAP measures of performance. It excludes from net income or loss 1) interest expense, and 2) income tax expense, or income tax benefit in the case of a net loss. HCI believes this financial measurement is a preferable gauge of operating profit. A reconciliation of EBIT to GAAP net income/loss is provided below.

(in millions)	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022

EBIT	$110.1	$111.4	$116.9	$57.9	$1.1	$45.0	$49.1	$48.6	$17.6	($60.6)

Interest Expense	(3.6)	(10.4)	(10.7)	(11.1)	(16.7)	(18.1)	(13.0)	(11.7)	(6.4)	(7.8)

Income Tax (expense) benefit	(40.9)	(38.3)	(40.3)	(17.8)	8.77	(9.2)	(9.5)	(9.3)	(4.0)	13.8

Net Income (loss)	$65.6	$62.7	$65.9	$29.0	$(6.9)	$17.7	$26.6	$27.6	$7.2	($54.6)

HCI Group, Inc. 2023 Proxy Statement	A-1

HCI

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

SCAN TO VIEW MATERIALS & VOTE

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

For All ☐ Withhold All ☐ For All Except ☐

1. To elect Class C Directors

Nominees

01) Wayne Burks 02) Jay Madhu 03) Anthony Saravanos 04) Peter Politis

02 0000000000

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000607371_1 R1.0.0.6

SCAN TO VIEW MATERIALS & VOTE HCI GROUP, INC. 3802 COCONUT PALM DRIVE TAMPA, FL 33619 VOTE BY INTERNET www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/01/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/01/2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Paresh Patel 02) Gregory Politis 03) Lauren Valiente The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Ratification of the appointment of Dixon Hughes Goodman, LLP, or its successor, as independent registered public accounting firm for fiscal 2023. 3. Approval, on an advisory basis, of the compensation of the named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com HCI GROUP, INC. Annual Meeting of Shareholders June 8, 2023 3:00 PM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Paresh Patel and Andrew L. Graham, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HCI GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 PM, EDT on June 8, 2023, at 3802 Coconut Palm Drive, Tampa, FL 33619, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side